Exhibit 10.60

LEASE between FAIRHAVEN INVESTORS LIMITED PARTNERSHIP, as Landlord and GOVCONNECTION CORPORATION, as Tenant 2150 Post Road Fairfield, Connecticut April 30, 2003

Last Revised: 8/5/03

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TABLE OF CONTENTS

ARTICLE 1.	GRANT	1
ARTICLE 2.	TERM	2
ARTICLE 3.	COMPLETION AND OCCUPANCY OF THE PREMISES	2
ARTICLE 4.	RENT AND SECURITY	6
ARTICLE 5.	ADDITIONAL RENT FOR ESCALATIONS IN REAL ESTATE
	TAXES AND OPERATING EXPENSES	7
ARTICLE 6.	SERVICES AND UTILITIES	12
ARTICLE 7.	CONDUCT OF BUSINESS BY TENANT	14
ARTICLE 8.	ALTERATIONS, IMPROVEMENTS AND SIGNAGE	16
ARTICLE 9.	INSURANCE	18
ARTICLE 10.	CASUALTY	20
ARTICLE 11.	CONDEMNATION	21
ARTICLE 12.	ASSIGNMENT AND SUBLETTING	22
ARTICLE 13.	DEFAULTS AND REMEDIES	24
ARTICLE 14.	NONDISTURBANCE AND RIGHTS OF MORTGAGE HOLDERS	28
ARTICLE 15.	NOTICES	29
ARTICLE 16.	MISCELLANEOUS	30
ARTICLE 17.	EXTENSION RIGHT	33
List of Exhibits
Exhibit A	Premises
Exhibit B	Legal Description
Exhibit C-1	Tenant's Space Plan
Exhibit C-2	Landlord's Work Standards
Exhibit D	Cleaning Specifications
Exhibit E	Rules and Regulations

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LEASE

      This Lease is made and entered into as of April 30, 2003, by and between FAIRHAVEN INVESTORS LIMITED PARTNERSHIP, a Pennsylvania limited partnership, with its principal place of business at c/o Berwind Property Group, Inc., 770 Township Line Road, Suite 150, Yardley, Pennsylvania 19067, Attention: Connecticut Asset Manager (the "Landlord") and GOVCONNECTION CORPORATION, a MD corporation with its principal place of business at 7503 Standish Place, Rockville, MD 20855 (the "Tenant").

ARTICLE 1. GRANT

      1.01    Premises. Landlord, for and in consideration of the rents herein reserved and of the covenants and agreements herein contained on the part of Tenant to be performed, hereby leases to Tenant and Tenant accepts from Landlord, certain space shown on Exhibit A attached hereto and made a part hereof, containing 8,000 rentable square feet in area (the "Premises"), situated on the third floor of the office building located at 2150 Post Road, Fairfield, Connecticut (the "Building"). The Premises, Building, the "Common Areas" (defined below) and the land upon which the same are located, which is legally described in Exhibit B (the "Land"), together with all other improvements thereon and thereunder are collectively referred to as the "Property".

      1.02    Common Areas. Landlord hereby grants to Tenant during the term of this Lease, a license to use, in common with the others entitled to such use, the Common Areas as they from time to time exist, subject to the rights, powers and privileges herein reserved to Landlord. The term "Common Areas" as used herein will include all areas and facilities outside the Premises that are provided and designated by Landlord for general non-exclusive use and convenience of Tenant and other tenants. Common Areas include but are not limited to the hallways, lobbies, stairways, elevators, pedestrian sidewalks, landscaped areas, loading areas, roadways, parking areas, rights of way, walking and jogging paths, if any.

      1.03    Parking. Tenant shall be entitled to use the parking facilities at the Property in common with other Building tenants, but such right shall be limited to three (3) non-exclusive tenant parking spaces for each 1,000 rentable square feet demised hereunder. Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of parking facilities. Landlord may designate parking facilities at the Property for the handicapped, visitors to the Building and for other tenants.

1.04 Parking Restrictions. Tenant's use of the Building's parking facility is subject to the following additional terms, conditions and covenants:

      (a)   Based upon the parking ratio and the area of the Premises, Tenant is entitled to the use of twenty-four (24) non-exclusive parking space in the Building parking garage pursuant to Section 1.03 hereof. Tenant agrees to notify Landlord in writing whenever it employs more than twenty-four (24) persons at the Premises. If Tenant employs more than twenty-four (24) persons at any time, it shall immediately inform Landlord in writing and provide Landlord with satisfactory evidence that Tenant has obtained additional off-site parking for all additional employees. Upon written request by Landlord, Tenant shall provide Landlord (within five (5) days following delivery of Landlord's request) with information regarding the number and identity of all persons employed at the Premises, vehicle identification for all employees, the

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location and contractual arrangements regarding the off-site parking for the additional employees, and information concerning which employees park at the Building and which employees park at the off-site location. Tenant shall take all necessary measures to ensure that its employees do not use more than twenty-four (24) spaces in the parking garage at any time. Landlord may designate a portion of the Building's parking garage for use by Tenant's employees.

      (b)   Tenant acknowledges that Landlord may establish rules and regulations by written notice to Tenant that apply to Tenant only relative to Tenant's use of the Building's parking facilities and Tenant's other obligations in this Section. Tenant is responsible for the compliance by all of its employees and visitors with the provisions of this Section and Landlord's general rules and regulations as well as any rules or regulations adopted specifically for Tenant in connection with Tenant's use of the Building's parking garage.

      (c)   If Landlord determines that the Tenant or its employees or visitors have failed to observe any of the rules or regulations established by Landlord or perform or observe any of its agreements or obligations hereunder with respect to the use of the parking garage, Landlord will provide Tenant with written notice of such failure and indicate the curative actions that Tenant must take with respect thereto. If Tenant does not effect such curative actions as specified by Landlord in its notice within two (2) business days following Landlord's delivery of such notice, then, Landlord may institute, at Tenant's cost and expense, which shall be payable on demand as Additional Rent, such measures and hire such personnel as may be necessary to assure compliance by such parties with Landlord's rules and regulations and Tenant's agreements under this Section; and

      (d)   Tenant's failure to observe and perform the covenants and agreements in this Section shall constitute a default and, notwithstanding any cure rights otherwise given to Tenant in this Lease, if Landlord notifies Tenant of two (2) or more defaults under this Section in any six (6) month period, Landlord shall have recourse to its remedies under Section 13.02 hereof.

ARTICLE 2. TERM

      2.01    Lease Term. The Premises are leased for a term to commence on the "Commencement Date" (as defined in Section 3.01) and shall end on the date (the "Expiration Date") that is two (2) "Lease Years" (as defined below) after the Commencement Date unless sooner terminated as herein provided. If Tenant exercises its option to extend the term pursuant to Section 17.01, the Expiration Date shall be extended in accordance with Article 17 hereof (the initial term hereof, and as so extended, the "Term"). If Landlord gives and Tenant accepts possession prior to the Commencement Date, such occupancy shall be subject to all the terms and conditions of this Lease and rent and other charges shall be prorated to the date that Tenant takes possession of the Premises. The first "Lease Year" shall begin on the Commencement Date and shall end on the last day of the twelfth (12th) full calendar month following the Commencement Date. Each Lease Year thereafter shall consist of twelve (12) consecutive calendar months following the end of the immediately preceding Lease Year.

      2.02    Holding Over. In the event that Tenant retains occupancy of the Premises, or any part thereof, after the end of the Term, Tenant's occupancy of the Premises shall be as a tenant at will terminable at any time by Landlord. Tenant shall pay Landlord rent for such time as Tenant remains in possession of the Premises at the rate equal to the higher of (a) 200% of the Annual Base Rent payable during the last month of the Lease Term, or (b) 125% of the then market-rate for the Premises, plus all Additional Rent and other sums due under this Lease. In addition, Tenant shall pay Landlord for all damages sustained by reason of Tenant's retention of possession of the Premises after the end of the

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Term. The provisions hereof do not limit or restrict Landlord's rights or remedies under this Lease in the event of any holding over by Tenant.
ARTICLE 3. COMPLETION AND OCCUPANCY OF THE PREMISES
3.01 Tenant's Leasehold Improvements.

           (a)   Condition of the Premises and the Building. Landlord will "substantially complete" (as defined below) construction of leasehold improvements to prepare the Premises for Tenant's initial occupancy using "building standard" finishes and materials (the "Leasehold Improvements") subject to the terms and conditions of this Article 3. Tenant has submitted to Landlord and Landlord has approved Tenant's space plans for the Leasehold Improvements (the "Tenant's Plans"), a copy of which is attached hereto as Exhibit C-1. Construction of the Leasehold Improvements (inclusive of the cost of all architectural, engineering and space planning services and related plans, drawings and permits) shall be at Tenant's sole cost and expense, subject to Landlord's obligation to pay the "Tenant Allowance" (as defined in subsection (c) below). The Leasehold Improvements shall be of the same or better quality as Landlord's tenant improvement standards (the "Tenant Standards") for the Building, a copy of which is attached hereto as Exhibit C-2.

           (b)   Preparation of Tenant's Plans. Landlord shall enter into a contract with a licensed architect reasonably satisfactory to Tenant (the "Architect") for the Leasehold Improvements; and Landlord shall enter into a construction contract with a licensed contractor chosen by Landlord for such work ("Landlord's Contractor"). The expense of the Architect and Landlord's Contractor shall be Tenant's responsibility and a part of the "Work Cost" defined below. The Tenant's proposed Leasehold Improvements shall comply with the requirements of all federal, state and local codes and ordinances and the rules, regulations and requirements of any governmental authority having jurisdiction over the Initial Leasehold Improvements and the Building (the "Governmental Requirements"). Following execution of this Lease, Landlord shall have the Architect prepare detailed architectural, electrical and mechanical plans, drawings and specifications (the "Final Plans") for the Leasehold Improvements consistent with Tenant's Plans and the Tenant Standards. Tenant shall review the Final Plans within two (2) business days following submission by Landlord and notify Landlord in writing within such 2-day period of Tenant's approval or disapproval. If Tenant disapproves any portion of such Final Plans, such disapproval notice shall state the reasons therefor in reasonable detail. If Tenant disapproves any portion of such Final Plans, Landlord shall revise such Final Plans to incorporate Tenant's comments and required revisions and resubmit the same to Tenant, and Tenant shall review such revised Final Plans within three (3) business days following submission thereof by Landlord and conclude the approval of the Final Plans in writing within such 3-day period. Tenant acknowledges that Landlord's Contractor cannot commence construction of the Leasehold Improvements until Tenant has finally approved the Final Plans (as the same may have been revised in response to Tenant's review). The date such Final Plans are approved by Tenant is the "Final Plan Approval Date" and such approved Final Plans are the "Approved Plans". Tenant agrees that any review or approval by Landlord of any plans and/or specifications with respect to Leasehold Improvements and any Alterations is solely for Landlord's benefit, and without any representation or warranty whatsoever to Tenant with respect to the adequacy, correctness or efficiency thereof or their compliance with Governmental Requirements. Any changes in the Approved Plans shall require resubmission of detailed plans and drawings describing such changes to Landlord and shall require Landlord's prior approval.

           (c)   Tenant's Construction Allowance. Tenant shall receive from Landlord an allowance (the "Tenant Allowance") of up to, but not exceeding, $104,000.00 (i.e., $13.00 per rentable square foot of the Premises leased hereby), which Tenant Allowance shall be used solely to contribute

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toward payment of the cost of the architectural, engineering and space planning services needed to prepare the Approved Plans, the cost of the labor and materials to construct the Leasehold Improvements in accordance with the Approved Plans, and related permit and license fees (the "Work Cost"). Landlord will provide Tenant with a written estimate of the Work Cost based upon the Approved Plans (the "Work Cost Statement"). Tenant agrees to review and approve the Work Cost Statement and the subcontractors' bids within five (5) business days following Landlord's delivery thereof. Landlord will notify Tenant in writing of the projected "Target Delivery Date" (as defined below) within five (5) business days following Tenant's approval of the Work Cost Statement. If the Work Cost Statement exceeds the maximum Tenant Allowance, Tenant agrees to pay Landlord within ten (10) days following Landlord's delivery of its invoice for any Work Costs incurred in an amount equal to "Tenant's Percentage" (defined below) of such invoice (such costs, the "Excess Costs"). Tenant's Percentage, as used in this Article 3, shall mean the fraction expressed as a percentage, the numerator of which is the cost of the entire Work Cost in excess of the maximum Tenant Allowance, and the denominator of which is the entire Work Cost (as the same may be amended with the consent of both Landlord and Tenant). If the Tenant Allowance exceeds the Work Cost, Tenant shall not be entitled to any payment, rent reduction or other credit therefor.

3.02 Commencement Date.

            (a)   Landlord, on behalf of Tenant, shall cause the Leasehold Improvements to be substantially completed in accordance with the Approved Plans and possession of the Premises to be delivered to Tenant on or before the date reasonably established by Landlord and announced to Tenant in writing as provided in Section 3.01(c) above (such date, the "Target Delivery Date", currently estimated to be thirty (30) business days following Final Plan Approval Date) and issuance of a building permit therefor, subject, however, to the effect of Section 3.01(c) hereof; provided, however, that Landlord will make every reasonable effort to assure completion of Phase I, as defined by the approved plans, fourteen (14) days following final plan approval date. The term of this Lease and the obligations of the parties hereto shall commence on a date (hereinafter referred to as the "Commencement Date") which shall be the sooner of (a) the date Tenant commences operation of its business in all or any portion of the Premises; or (b) the date that the Leasehold Improvements have been "substantially completed".

            (b)   For purposes of this Article 3, the Leasehold Improvements shall be deemed substantially completed when the Architect certifies to Landlord and Tenant in writing that the Leasehold Improvements have been completed in accordance with the Approved Plans, subject only to normal punchlist items. Landlord shall cause such general contractor or subcontractors to complete any outstanding punchlist items reasonably promptly following the Commencement Date.

            (c)   Notwithstanding the foregoing, if the Leasehold Improvements are not substantially completed on or before the Target Delivery Date, then the Target Delivery Date shall be extended by the number of days of construction delay in achieving substantial completion resulting from any "Force Majeure Delay" or "Tenant Delay" (as such terms are defined in Section 3.03), subject to the operation of Section 3.03.

3.03 Delayed Delivery.

            (a)   If Landlord shall be unable to substantially complete and deliver possession of the Premises on or before the Target Delivery Date by reason of the fact that work required to be done by Landlord hereunder has not been substantially completed by that date, Landlord shall not be subject to any penalty, claim or liability nor shall the validity of this Lease or the obligations of Tenant hereunder be

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in any way affected except as provided in this Section below, and in no event to the extent such delay results from any of the following reasons:
(i) any events or causes beyond the control of Landlord or its general contractor or subcontractors (a "Force Majeure Delay"), or

      (ii)   delay (a "Tenant Delay") resulting from: (A) Tenant's failure to comply with any of the delivery dates or approval dates contained in this Article 3 relative to the design, planning, selection of finishes and pricing for the Leasehold Improvements, (B) Tenant's failure to approve the Final Plans on or before the Final Plan Approval Date, (C) Tenant's failure to provide response to requests for information, approvals or disapprovals regarding Leasehold Improvements within the time periods established in this Article 3 (or if not so stated, then within two (2) business days after request by Landlord or its contractors), (D) Tenant's requests for changes in the Tenant Plans or the Approved Plans, or for the inclusion of materials or installations in the construction of the Leasehold Improvements other than building standard items or items with delivery requirements that may have the effect of delaying the substantial completion of the Leasehold Improvements beyond the Target Delivery Date ("Specialty Work"), (E) Tenant's failure to execute a written work order for any requested Specialty Work and a written agreement to pay for such work at Landlord's quoted prices within two (2) business days following delivery thereof to Tenant with respect to any labor or installations not identified on the Approved Plans that are requested by Tenant and approved by Landlord, (F) any acts, omissions, defaults or misconduct of Tenant (or its agents, employees, design professionals, contractors, licensees or invitees) with respect to the construction of the Leasehold Improvements, or (G) Tenant's failure to pay when due any sums payable to Landlord in respect of the Leasehold Improvements, Specialty Work or for any increased cost or expense caused by any change orders initiated by Tenant or additional work requested by Tenant within five (5) days following Landlord's delivery of its invoice therefor.

            (b)   If Landlord is unable to substantially complete the Leasehold Improvements and deliver possession of the Premises to Tenant on or before the Target Delivery Date as a result of any Tenant Delay, Tenant shall be financially responsible for "Rent", as defined in Section 4.02, (pro-rated on a per diem basis) for the number of days of Tenant Delay experienced by Landlord in order to substantially complete and deliver the Premises by the Target Delivery Date and such sum shall be due and payable by Tenant upon written demand by Landlord.

            (c)   If Landlord is unable to substantially complete the Leasehold Improvements and deliver possession of the Premises to Tenant within three (3) months following the Target Delivery Date as a result of delays resulting from causes within Landlord's control, Tenant shall receive a per diem credit of Annual Base Rent for each day that the Commencement Date is delayed beyond the such three (3) month period solely as a result of such Landlord's delay.

      3.04    Tenant's Communications Systems. Tenant, at its sole expense, shall design, install, construct and maintain Tenant's data, telephone, internet and video systems ("Tenant's Communications Systems") within the Premises and the related wiring within the Building necessary for the operation thereof. Tenant's Communications Systems shall not be included in the Leasehold Improvements. Landlord will permit Tenant and its agents, architects, engineers, space planners, contractors, subcontractors, suppliers and materialmen ("Tenant's Agents and Consultants") to have access to the Premises and the Building (at the sole risk of such parties and without liability to Landlord) for such purposes subject to the terms and conditions of this Lease. The design, plans and specifications for the wiring, cabling and equipment for Tenant's Communication System, and its locations and connections

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from within the Premises to the Building risers, conduits and systems shall be subject to Landlord's prior review and approval. Tenant shall provide Landlord with reasonable prior written notice of any construction work that involves any Building systems, and all such work shall be coordinated with Landlord and subject to Landlord supervision.

      3.05    Confirmatory Amendments. When the Commencement Date and Expiration Date hereof have been determined in accordance with the provisions set forth in this Lease, the parties hereto shall execute a document in recordable form, setting forth said dates and said document shall be deemed a supplement to and part of this Lease. The parties hereto agree to execute such confirmatory document not later than fifteen (15) days following the Commencement Date.

ARTICLE 4. RENT AND SECURITY
4.01 Annual Base Rent.

            (a)   Beginning with the Commencement Date and continuing throughout the Term, Tenant shall pay to or upon the order of Landlord an annual rental (the "Annual Base Rent") as set forth below which shall be payable in consecutive monthly installments on or before the first day of each calendar month in advance in the monthly amount set forth below:

Period	Annual Base Rent	Annual Base Rent per Rentable Square Foot	Monthly Base Rent
Lease Years 1-2	$200,000.00	$25.00	$16,666.67

            (b)   All payments of rent shall be made without demand, deduction, counterclaim, set-off, discount or abatement in lawful money of the United States of America. If the Commencement Date should occur on a day other than the first day of a calendar month, or the Expiration Date should occur on a day other than the last day of a calendar month, then the monthly installment of Annual Base Rent for such fractional month shall be prorated upon a daily basis based upon a thirty (30) day month.

      4.02    Additional Rent. Tenant shall pay to Landlord all charges and other amounts required under this Lease and the same shall constitute additional rent hereunder (herein called "Additional Rent"), including, without limitation, any sums due resulting from the provisions of Article 5 hereof. All such amounts and charges shall be payable to Landlord at the place where the Annual Base Rent is payable. Landlord shall have the same remedies for a default in the payment of Additional Rent as for a default in the payment of Annual Base Rent. The term "Rent" as used in this Lease shall mean the Annual Base Rent and the Additional Rent.

      4.03    Place of Payment. The Annual Base Rent and all other sums payable to Landlord under this Lease shall be paid to Landlord at c/o Davis Management Corp., 200 Connecticut Avenue, Norwalk, Connecticut 06854, or at such other place as Landlord shall designate in writing to Tenant from time to time.

      4.04    Terms of Payment. Tenant shall pay to Landlord all Annual Base Rent as provided in Section 4.01 above and Tenant shall pay all Additional Rent payable under Articles 5 and 6 on the terms provided therein. Except as provided in the immediately preceding sentence and as may otherwise be expressly provided by the terms of this Lease, Tenant shall pay to Landlord, within twenty-five (25) days after delivery by Landlord to Tenant of bills or statements therefor: (a) sums equal to all expenditures made and monetary obligations incurred by Landlord in accordance with the terms of this Lease for

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Tenant's account including, without limitation, expenditures made and obligations incurred in connection with the remedying by Landlord any of Tenant's defaults pursuant to the provisions of this Lease; (b) sums equal to all expenditures made and monetary obligations incurred by Landlord, including, without limitation, expenditures and obligations incurred for reasonable counsel fees, in collecting or attempting to collect the Rent or any other sum of money accruing under this Lease or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law; and (c) all other sums of money accruing from Tenant to Landlord in accordance with the terms of this Lease.

      4.05    Late Charges. If Tenant shall fail to pay any Rent within five (5) business days after the date same is due and payable or if any check received by Landlord from Tenant shall be dishonored, Tenant agrees that Landlord's actual damages resulting therefrom are difficult to fix or ascertain. As a result, Tenant shall pay to Landlord (a) an administrative fee equal to five percent (5%) per month on the amount due, and (b) interest on the amount due from its due date until paid at the lesser of 18% per annum or the maximum legal rate that Landlord may charge Tenant; provided that, on the first (1st) occasion only during each Lease Year, no such charges or interest shall be payable with respect to any delinquent payment if such payment is received by Landlord within five (5) days following written notice of such failure. Such charges shall be paid to Landlord together with such unpaid amounts as an administrative fee to compensate Landlord for administrative expenses and its cost of funds.

      4.06    Guaranty. The Tenant's obligations under this Lease shall be unconditionally guaranteed by PC Connection, Inc., a DE corporation ("Guarantor"). Simultaneously with the Tenant's execution and delivery of this Lease, Guarantor shall execute and deliver a guaranty agreement in form and substance satisfactory to Landlord.

ARTICLE 5. ADDITIONAL RENT FOR ESCALATIONS IN REAL ESTATE TAXES AND OPERATING EXPENSES

      5.01    Definitions. Annual Base Rent does not anticipate any increase in the amount of taxes on the Building, or in the cost of the operation and maintenance thereof. In order that the rent payable hereunder shall reflect any such increases, Tenant agrees to pay as Additional Rent, an amount calculated as hereinafter set forth. For purposes of this Article 5, the following definitions shall apply:

            "Tax Year": The fiscal year of the Town of Fairfield (July 1 - June 30) or other applicable governmental authority for real estate tax purposes or such other twelve (12) month period as may be duly adopted in place thereof.

"Base Tax Year": The Town of Fairfield's tax fiscal year of July 1, 2002 through June 30, 2003.
"Base Taxes": The amount of Taxes assessed and payable with respect to the Property for each Tax Year (or portion thereof) which occurs during the Base Tax Year, giving full effect to an revaluation.
"Tax Increases": Attributable to a Tax Year, shall mean the excess, if any, of the Taxes paid or incurred during such Tax Year over the Base Taxes.

            "Taxes": All taxes, assessments and charges of every kind and nature levied, assessed or imposed at any time by any governmental authority upon or against the Property or any improvements, fixtures and equipment (excluding motor vehicles) of Landlord used in the operation thereof whether such taxes and assessments are general or special, ordinary or extraordinary, foreseen or unforeseen in respect

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of each Tax Year falling wholly or partially within the Term. Taxes shall include, without limitation, all general real property taxes and general and special assessments, charges, fees or assessments for all governmental services or purported benefits to the Property, service payments in lieu of taxes, all business privilege taxes, and any tax, fee or excise on the act of entering into this Lease or any other lease of space in the Building, or on the use or occupancy of the Building or any part thereof, or on the rent payable under any lease or in connection with the business of renting space under any lease or in connection with the business of renting space in the Building, that are now or hereafter levied or assessed against Landlord by the United States of America, the State of Connecticut, or any political subdivision, public corporation, district or other political or public entity, including legal fees, experts' and other witnesses' fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce Taxes. Taxes shall also include any other tax, fee or other excise, however described, that may be levied or assessed as a substitute for, or as an addition to, in whole or in part, any other Taxes (including, without limitation, any municipal income tax) and any license fees, tax measured or imposed upon rents, or other tax or charge upon Landlord's business of leasing the Building, whether or not now customary or in the contemplation of the parties on the date of this Lease. Taxes shall not include: (a) franchise, transfer, gift, excise, capital stock, estate, succession and inheritance taxes, and federal and state income taxes measured by the net income of Landlord from all sources, unless due to a change in the method of taxation such tax is levied or assessed against Landlord as a substitute for, or as an addition to, in whole or in part, any other Tax that would constitute a Tax; or (b) penalties or interest for late payment of Taxes.

"Base Expense Year": The calendar year 2003.
"Expense Year": The first and full calendar year following the Base Expense Year and each calendar year thereafter.

            "Base Expenses": The Operating Expenses for the Base Expense Year equitably adjusted to the amount such Operating Expenses would have been if ninety-five percent (95%) of the rentable area in the Building had been occupied during the Base Expense Year if there is less than ninety-five percent (95%) occupancy in the Base Expense Year. Only those component expenses that are affected by variation in occupancy levels shall be "grossed-up". For purposes of determining Tenant's Share of Expense Increases, the Base Expenses shall be deemed to have been incurred by Landlord during the Base Expense Year.

            "Expense Increases": Attributable to an Expense Year, shall mean the excess, if any, of the Operating Expenses paid or incurred during such Expense Year equitably adjusted, if less than ninety-five percent (95%) occupancy, to the amount such Operating Expenses would have been if ninety-five percent (95%) of the rentable area in the Building had been occupied during the Expense Year over the Base Expenses. Only those component expenses that are affected by variation in occupancy levels shall be "grossed-up".

            "Operating Expenses": All costs and expenses (and taxes, if any, thereon) paid or incurred on behalf of Landlord (whether directly or through independent contractors) in connection with the ownership, management, operation, maintenance and repair of the Building and Common Areas (including any sales or other taxes thereon) during the Term as a first-class office building, including, without limitation:

      (a)   supplies, materials and equipment purchased or rented, total wage and salary costs paid to, and all contract payments made on account of, all persons to the extent engaged in the operation, maintenance, security, cleaning and repair of the Property at or below the level of building manager (including the amount of any taxes, social security taxes, unemployment

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insurance contributions, union benefits) and any on-site employees of Landlord's property management agent.

      (b)   the building systems, including heating, ventilating, air conditioning, plumbing, electrical, mechanical, sewer, fire detection, sprinkler, life safety and security systems, telecommunications facilities, elevators and escalators, tenant directories, emergency generator, and other equipment used in common by, or for the benefit of, occupants of the Building;

      (c)   charges of contractors for services and facilities otherwise includable in Operating Expenses, including security, trash removal, cleaning, janitorial, window washing, snow and ice removal, exterior and interior landscaping, the maintenance and repair of the parking facilities, roadways and light poles;

      (d)   the cost of utility services for the Property, including, without limitation, water, sanitary sewer, electricity, gas, fuel oil, steam, chilled water; but excluding electricity supplied to the Premises and billed to Tenant pursuant to Section 5.04 and electricity used by other tenants of the Building within their leased space and billed directly to such tenants;

      (e)   the premiums for fire, extended coverage, loss of rents, boiler, machinery, sprinkler, public liability, property damage, earthquake, flood, and other insurance relative to the Property and the operation and maintenance thereof (including the Building's fitness center and cafeteria) and unreimbursed costs incurred by Landlord that are subject to an insurance deductible;

      (f)   the operation and maintenance of the Building's cafeteria (or other food service facility) and fitness center, including the cost of utilities, repairs and insurance; subject, however, to Landlord's agreement to use reasonable efforts to operate the cafeteria on a "break even" basis such that there is no net loss or gain to Landlord depending upon operating price levels. Tenant agrees to cooperate with Landlord in establishing an employee subsidy program for Tenant's employees to effect the intent of this subsection to have a "break even" cafeteria operation at the Building;

      (g)   the cost of capital items incurred with respect to the ownership, operation, maintenance and repair of the Property for repairs, alterations, installations, improvements and additions amortized over the reasonable life of the capital items as determined in the reasonable judgment of Landlord's accountant in accordance with generally accepted accounting principles together with interest at the greater of 12% per annum or Landlord's borrowing rate for such capital items on the unamortized balance of the cost of the capital item and the installation thereof that are made to the Property by Landlord in order to: (i) reduce (or avoid an increase in) operation or maintenance expenses with respect to the Property, or (ii) comply with laws, regulations or orders of any governmental or quasi-governmental authority, agency or department which were enacted or became effective after the date hereof, or (iii) comply with the requirements of Landlord's insurers;

(h) office costs of administration; legal and accounting fees and other expenses of maintaining and auditing Property accounting records and preparing Landlord's Statements; and

      (i)   fees for management services whether rendered by Landlord (or affiliate) or a third-party property manager in an amount not to exceed the rate of five percent (5%) of Rents charged to Building tenants;

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            Operating Expenses shall not include: (i) utility expenses that are separately metered for any individual tenant in the Building; (ii) any expense for which Landlord is reimbursed by a specific tenant by reason of a special agreement or requirement of the occupancy of the Building by such tenant; (iii) expenses for services provided by Landlord for the exclusive benefit of a given tenant or tenants for which Landlord is directly reimbursed by such tenant or tenants; (iv) all costs, fees and disbursements relating to activities for the solicitation, negotiation and execution of leases for space in the Building (including but not limited to attorneys' fees therefor); (v) the costs of alterations to, or the decorating or the redecorating of, space in the Building leased to other tenants; (vi) except as stated in subparagraph (h) of the definition of Operating Expenses, the costs associated with the operation of the business of the ownership or entity which constitutes "Landlord", including costs of selling, syndicating, financing or mortgaging any of Landlord's interest in the Property; (vii) depreciation, interest and principal payments on mortgages and other debt costs, if any; (viii) repairs or other work required due to fire or other casualty to the extent of insurance proceeds received by Landlord; (ix) capital expenses for items that are not included in the definition of "Operating Expenses"; and (x) payments to affiliates of Landlord (excluding property management fees) but only to the extent that they exceed market charges.

            "Tenant's Share": Tenant's Share shall be a fraction, the numerator of which shall be the rentable area of the Premises and the denominator of which shall be the rentable area of the Building. On the Commencement Date the Tenant's Share is sixteen and fourteen hundredths percent (16.14%). The Tenant's Share shall be recalculated from time to time in the event that there shall be a change in the rentable area of either the Premises or the Building.

"Landlord's Statement": An instrument containing a computation of any Additional Rent due pursuant to the provisions of this Article 5.

      5.02    Payment of Taxes. Tenant shall pay, as Additional Rent, Tenant's Share of all Taxes payable in respect of any Tax Year falling wholly or partially within the Term, to the extent that Taxes for any such period shall exceed the Base Taxes (which payment shall be adjusted by proration with respect to any partial Tax Year). Within thirty (30) days after the issuance by the Town of Fairfield or other applicable governmental authority of the bill for Taxes, Landlord shall submit to Tenant a copy of such bill, together with Landlord's Statement and Tenant shall pay the Additional Rent set forth on such Landlord's Statement (less the amount of estimated payments paid by Tenant on account thereof) as set forth herein. Landlord, at its option, may require Tenant to make monthly payments on account of Tenant's Share of Tax Increases for Tax Years following the Base Tax Year. The monthly payments shall be one-twelfth (1/12th) of the amount of Tenant's Share of Tax Increases and shall be payable on or before the first day of each month during the Term, in advance, in an amount estimated by Landlord and billed by Landlord to Tenant; provided that Landlord shall have the right initially to determine such monthly estimates and to revise such estimates from time to time.

      5.03    Payment of Operating Expenses. Tenant shall pay to Landlord, as Additional Rent, Tenant's Share of all Operating Expenses in respect of each Expense Year to the extent Operating Expenses for each such Expense Year shall exceed Base Expenses. Tenant shall pay a sum equal to one-twelfth (1/12) of the amount of Tenant's Share of Expense Increases for each Expense Year on or before the first day of each month of such Expense Year, in advance, in an amount estimated by Landlord and billed by Landlord to Tenant; provided that Landlord shall have the right initially to determine such monthly estimates and to revise such estimates from time to time. After the expiration of the Base Expense Year and each Expense Year, Landlord shall prepare and furnish Tenant with Landlord's Statement showing the Base Expenses or the Operating Expenses incurred during such Expense Year. Within thirty (30) days after receipt of Landlord's Statement for any Expense Year setting forth Tenant's Share of any Expense Increase attributable to such Expense Year, Tenant shall pay Tenant's Share of such

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Expense Increase (less the amount of estimated payments paid by Tenant on account thereof) to Landlord as Additional Rent.

      5.04    Payment of Electric Expense. Tenant shall pay for the full cost (the "Electric Expense") of the electric energy consumed within the Premises and any special facilities and equipment serving the Premises as reasonably determined by Landlord from time to time based upon the survey report of a third party engineering consultant which shall take into consideration Tenant's electricity consumption, actual hours of operation, the equipment and machinery in the Premises and the rentable area of the Premises and the actual rate of payment established by the utility company for such service. The Electric Expense for Tenant's lights and general office equipment (exclusive of any special facilities and equipment) is initially established at the rate of $1.75 per rentable square foot of the Premises during the calendar year 2003. During the remainder of the Term the Electric Expense shall increase based upon the increases in rate charged by the utility company to the Landlord and, at Landlord's election, based upon a change in Tenant's electric consumption as determined by Landlord's independent consultant. The Electric Expense payable in respect of the Premises shall constitute Additional Rent under this Lease (but shall not be included as an Operating Expense), and shall be due and payable monthly in advance beginning on the Commencement Date and continuing on the first day of each calendar month during the Term.

      5.05    Landlord's Statements. Landlord will deliver Landlord's Statements to Tenant during the Term. Landlord's delay or failure to render Landlord's Statement with respect to the Base Expense Year, any Expense Year or any Tax Year beyond a date specified herein shall not prejudice Landlord's right to render a Landlord's Statement with respect to that or any subsequent Expense Year or subsequent Tax Year. The obligations of Landlord and Tenant under the provisions of this Article with respect to any Additional Rent incurred during the Term shall survive the expiration or any sooner termination of the Term. If Landlord fails to give Tenant a statement of projected Operating Expenses prior to the commencement of any Expense Year, Tenant shall continue to pay Operating Expenses in accordance with the previous statement, until Tenant receives a new statement from Landlord. During the sixty (60) day period after receipt of any Landlord's Statement (the "Review Period"), Tenant may inspect and audit Landlord's records relevant to the cost and expense items reflected in such Landlord's Statement at a reasonable time mutually agreeable to Landlord and Tenant during Landlord's usual business hours. Each Landlord's Statement shall be conclusive and binding upon Tenant unless within sixty (60) days after receipt of such Landlord's Statement Tenant shall notify Landlord that it disputes the correctness of Landlord's Statement, specifying the respects in which Landlord's Statement is claimed to be incorrect. All inspections and audits of Landlord's books and records and any arbitration shall be subject to a confidentiality agreement reasonably acceptable to Landlord.

      5.06    Adjustments. If the actual amount of Tenant's Share of the Expense Increases for any Expense Year or Tenant's Share of Tax Increases for any Tax Year exceeds the estimated amount thereof paid by Tenant for such Expense Year or Tax Year, then Tenant shall pay to Landlord the difference between the estimated amount paid by Tenant and the actual amount of such Additional Rent payable by Tenant. This Additional Rent payment shall be due and payable within thirty (30) days following delivery of Landlord's Statement. If the total amount of estimated payments made by Tenant in respect of Tenant's Share of Expense Increases for such Expense Year or Tenant's Share of Tax Increases for any Tax Year shall exceed the actual amount of such Additional Rent payable by Tenant, then such excess amount shall be credited against the monthly installments of Additional Rent due and payable from Tenant to Landlord hereunder for such Additional Rent until such amount shall have been refunded in full to Tenant. Any excess payments made by Tenant during the Term that have not been so applied and are outstanding at the end of the Term shall be paid to Tenant promptly following Landlord's final accounting for the final Expense Year and final Tax Year, as applicable. Even though the Term has expired and

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Tenant has vacated the Premises, when final determination is made of Tenant's Share of Expense Increases or Tax Increases for the year in which this Lease terminates, Tenant shall immediately pay any increase due over the estimated Expense Increases or Tax Increases paid and, conversely, any overpayment made in the event said Expense Increases or Tax Increases decrease shall be rebated by Landlord to Tenant.

ARTICLE 6. SERVICES AND UTILITIES

      6.01    Services. Landlord shall provide the following services to the Building and Premises (subject to Tenant's reimbursement and payment obligations therefor in accordance with the operation of Article 5 hereof):

            (a)   Janitor services in and about the Premises in accordance with the cleaning specifications set forth in Exhibit D, Saturdays, Sundays and union and state and federal government holidays (the "Holidays") excepted. Tenant shall not provide any janitor service without Landlord's written consent. If Landlord's consent is given, such janitor services shall be subject to Landlord's supervision and control, but shall be performed at Tenant's sole cost and responsibility.

            (b)   Heat and air-conditioning as required to maintain comfortable temperature (excluding specialized temperature and humidity control for computers, printers and other equipment) daily from 8:00 a.m. to 6:00 p.m. Monday through Friday, Saturdays from 8:00 a.m. to 12:00 noon ("Normal Business Hours"), the remainder of Saturdays, Sundays and Holidays excepted, consistent with such service typical of comparable buildings in Fairfield County.

            (c)   Hot and cold running water for cleaning, landscaping, grounds maintenance, fire protection, drinking, lavatory and toilet purposes drawn through fixtures installed by Landlord or by Tenant with Landlord's written consent. If Tenant's water use increases beyond customary office user levels, Landlord shall have the right to install a water meter at Tenant's expense and to charge Tenant as Additional Rent for its water consumption in the Premises in accordance with readings from such meter.

            (d)   Electric current from providers selected by Landlord, in amounts required for normal lighting by building standard lighting overhead fixtures and for Tenant's normal business operations, including without limitation, personal computers, copiers, facsimiles and other ordinary business equipment, subject, however, to Landlord's approval of Tenant's final electrical plan for the Premises (but specifically excluding electric current surge protection).

(e) Maintenance of the Common Areas so that they are clean and free from accumulations of snow, debris, rubbish and garbage.

            (f)   Security services; access by Tenant to the Premises and use of designated elevator service 24 hours per day, seven (7) days per week, 52 weeks per year, subject to the operation of Landlord's computerized access system at the Building's entrances and to Landlord's Rules and Regulations. Overtime HVAC and other services shall be available as provided in Section 6.02 hereof.

Landlord shall have the right to select the utility providers and Tenant shall pay all actual costs associated with obtaining the utility service as provided in Article 5 hereof. Landlord agrees to furnish or cause to be furnished to the Premises the utilities and services described herein, subject to the conditions and in accordance with the standards set forth herein. Landlord's failure to furnish any of such services when such failure is caused by accidents, the making of repairs, alterations or improvements, labor difficulties, difficulty in obtaining adequate supply of fuel, electricity, steam, water or other service or supplies from

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the sources from which they are usually obtained for the Building, or governmental constraints or any other cause beyond Landlord's reasonable control, shall not result in any liability to Landlord. Tenant shall not be entitled to any abatement or reduction of rent by reason of such failure, no eviction of Tenant shall result from such failure and Tenant shall not be relieved from the performance of any covenant or agreement in this Lease. In the event of any failure, stoppage or interruption thereof, Landlord shall diligently attempt to resume service promptly.

      6.02    Additional Services. Landlord shall impose reasonable charges and may establish reasonable rules and regulations for the following: (a) the use of any heating, air-conditioning, ventilation, electric current or other utility services or equipment by Tenant after Normal Business Hours ("Overtime HVAC"); (b) the use or consumption of any other building services, supplies or utilities after Normal Business Hours and any unanticipated, additional costs incurred by Landlord to operate the Building after Normal Business Hours as a result thereof; (c) additional or unusual janitorial services required because of any non-building standard improvements in the Premises, the carelessness of Tenant, the nature of Tenant's business (including the operation of Tenant's business after Normal Business Hours); and (d) the removal of any refuse and rubbish from the Premises except for discarded material placed in wastepaper baskets and left for emptying as an incident to Landlord's normal cleaning of the Premises in accordance with Exhibit D. The expense charged by Landlord to Tenant for any Overtime HVAC shall be based on Landlord's actual cost for such utility services as charged to Landlord by the utility companies providing such services. This amount shall constitute Additional Rent and shall be payable in accordance with Section 4.04.

      6.03    Excessive Current. Tenant shall comply with the conditions of occupancy and connected electrical load reasonably established by Landlord for the Building and Tenant shall not use utilities or other services in excess of the services described above in Section 6.01 or in a manner which exceeds or interferes with any Building systems or service equipment or Landlord's ability to provide services to other tenants in the Building. Tenant shall not, without Landlord's prior consent in each instance, connect air conditioning equipment, computers, (excluding personal computers and printers and office copiers and facsimile machines), major appliances (excluding coffee makers, microwave ovens and other similar food preparation appliances) or heavy duty equipment ("High Usage Equipment") to the Building's electrical system. Tenant covenants that at no time shall the use of electrical energy in the Premises exceed the capacity of the existing feeders or wiring installations then serving the Premises. Tenant shall not, without prior consent of Landlord in each instance, make or perform, or permit the making or performing of, any alteration to wiring installations or other electrical facilities in or serving the Premises or any additions to the electrical fixtures, machines, equipment or other appliances in the Premises which utilize electrical energy. Landlord may survey Tenant's use of services from time to time. Tenant shall pay Landlord all costs arising out of any excess use or other connection of High Usage Equipment, including the cost of all repairs and alterations to the Building's mechanical and electrical systems (including the installation of meters) and the cost of additional electricity made available to Tenant, if any. Such costs shall constitute Additional Rent and Tenant shall pay such costs pursuant to Section 4.04.

      6.04    Maintenance of Common Areas. The manner in which the Common Areas are maintained and operated and the expenditures therefor shall be at the sole discretion of Landlord and in accordance with the standards of comparable buildings in Fairfield County. Landlord reserves the right from time to time to (a) make changes in the shape, size, location and appearance of the land and improvements which constitute the Common Areas, provided that Landlord shall not materially impair the Tenant's ability to operate its business, except temporary impairments required by said changes; (b) make such improvements, alterations and repairs to the Common Areas as may be required by governmental authorities or by utility companies servicing the Building; (c) construct, maintain and

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operate lighting and other facilities on all said areas and improvements; (d) grant exclusive parking rights to Building tenants; and (e) to add or remove improvements and facilities to or from the Common Areas. The use of the Common Areas shall be subject to such reasonable regulations and changes therein as Landlord shall make from time to time, including (but not by way of limitation) the right to close from time to time, if necessary, all or any portion of the Common Areas to such extent as may be legally sufficient, in the opinion of Landlord's counsel, to prevent a dedication thereof or the accrual of rights of any person or of the public therein; provided, however, Landlord shall do so at such times and in such manner as shall minimize any disruption to Tenant to the extent reasonably possible.

      6.05    Access to Premises. Landlord shall have the right to enter the Premises without abatement of Rent at all reasonable times upon reasonable prior notice to Tenant (except in emergencies when no notice shall be required), (a) to supply any service to be provided by Landlord to Tenant hereunder, (b) to show the Premises to Landlord's Mortgagee and to prospective purchasers, mortgagees and tenants (but Tenant may reasonably exclude any such persons who are employees or principals of Tenant's business competitors from any areas of the Premises which contain confidential information or trade secrets), (c) to inspect, alter, improve or repair the Premises and any portion of the Building, and (d) to introduce conduits, risers, pipes and ducts to and through the Premises, provided that in exercising any such right, the landlord will cause all such conduits, risers, pipes and ducts to be placed above dropped ceilings, within walls, or below floors or in closets, to the extent reasonably practicable. In conducting any such activities, Landlord shall use reasonable efforts not to disrupt the conduct of Tenant's business operations. For each of the purposes stated above in this Section 6.05, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults and safes, or special security areas, and Landlord shall have the right to use any and all means that Landlord may deem necessary or proper to open said doors in an emergency, in order to obtain entry to any portion of the Premises.

ARTICLE 7. CONDUCT OF BUSINESS BY TENANT

      7.01    Permitted Use. The Premises shall be used and occupied for general office purposes only. Tenant shall not use or occupy, or permit the use or occupancy of, the Premises or any part thereof for any use other than the sole use specifically set forth above or in any illegal manner, or in any manner that, in Landlord's judgment, would adversely affect or interfere with any services required to be furnished by Landlord to Tenant or to any other tenant or occupant of the Building, or with the proper and economical rendition of any such service, or with the use and enjoyment of any part of the Building by any other tenant or occupant. Tenant agrees that it will not exceed the maximum floor bearing capacity for the Premises.

      7.02    Tenant's Personal Property. Tenant shall be responsible for any ad valorem taxes on its personal property (whether owned or leased) and on the value of its leasehold improvements in the Premises (which are in excess of building standard improvements), and if the taxing authorities do not separately assess Tenant's leasehold improvements, Landlord may make a reasonable allocation of the impositions to such improvements and charge Tenant for the same as Additional Rent.

7.03 Compliance with Laws.

            (a)   Tenant, at Tenant's expense, shall comply promptly with the laws, ordinances, rules, regulations and orders of all governmental authorities in effect from time to time during the Term including, without limitation, the Americans with Disabilities Act ("ADA"), and all applicable building, zoning, fire, health and environmental laws (the "Applicable Laws") that shall impose any duty on Tenant with respect to the Premises or the use, occupancy or operation thereof. Tenant will obtain and

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maintain in full force and effect any and all licenses and permits necessary for its use. Tenant shall make any Alterations in or to the Premises in order to comply with the foregoing, which are necessitated or occasioned, in whole or in part by the use or occupancy or manner of use, occupancy or operation of the Premises by Tenant or any of its officers, employees, agents, contractors, invitees, licensees or subtenants (the "Tenant Parties").

            (b)   Landlord shall comply with all Applicable Laws in effect from time to time during the Term that shall impose any duty on Landlord with respect to the Common Areas of the Building, excluding any matters that are Tenant's responsibility under this Lease or the responsibility of other tenants of the Building. The Leasehold Improvements designed and constructed by Landlord will conform upon completion to all Applicable Laws, including, without limitation, the requirements of Title III of the ADA. Notwithstanding anything to the contrary contained herein, Tenant shall be responsible for legal compliance, including the requirements of the ADA, with respect to (i) any and all requirements on account of Tenant's use of, or operations in, the Premises, and (ii) all Alterations designed or constructed by Tenant or its contractors or agents.

      7.04    Landlord's Rules and Regulations. Tenant shall observe and comply with the rules and regulations attached to this Lease as Exhibit E, and all reasonable modifications thereof and additions thereto from time to time put into effect by Landlord (the "Rules and Regulations"). Tenant shall not use or permit the use of the Premises in any manner that will create waste or a nuisance, or which shall tend to unreasonably disturb other tenants of the Building.

      7.05    No Liens. Tenant shall keep the Premises and Property free from any liens or encumbrances arising out of any work performed, material furnished or obligations incurred by or for Tenant or any person or entity claiming through or under Tenant. Any claim to, or lien upon, the Premises or the Building arising from any act or omission of Tenant shall accrue only against the leasehold estate of Tenant and shall be subject and subordinate to the paramount title and rights of Landlord in and to the Premises and the Property. If any mechanics' or other lien shall be filed against the Premises or the Property purporting to be for labor or material furnished or to be furnished at the request of the Tenant, then Tenant shall at its expense cause such lien to be discharged of record by payment, bond or otherwise, within thirty (30) days after the filing thereof.

7.06 Hazardous Substances.

            (a)   Tenant shall not generate, store (except customary supplies maintained in amounts and in a manner consistent with reasonable commercial office practices if stored, used and disposed of, in accordance with all laws relating thereto), dispose of or release, or permit the storage, use, disposal or release of, any "Hazardous Substances" (as defined below), in, above, on or under the Premises or the Property. Tenant shall remove, clean-up and remediate any Hazardous Substance on the Premises in accordance with applicable law, provided that the presence of such Hazardous Substance resulted from the action or inaction of Tenant, or any Tenant Parties.

            (b)   As used in this Lease, the term "Hazardous Substances" shall mean any material or substance that, whether by its nature or use, is now or hereafter defined as a hazardous waste, hazardous substance, hazardous material, hazardous chemical substance or mixture, pollutant or contaminant under the Comprehensive Environmental response Compensation and Liability Act, as amended (42 U.S.C. Section 9601 et seq.), Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 6901 et seq.), Toxic Substances Contract Act, as amended (15 U.S.C. Section 2601 et seq.), paragraph (a) of Section 22a-449 of the Connecticut General

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Statutes, as amended, or in Section 22a-115 of the Connecticut General Statutes, as amended, or which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and which is now or hereafter regulated under any Applicable Laws, or which is or contains petroleum, gasoline, diesel fuel or another petroleum hydrocarbon product or material.

      7.07    Signs. Landlord will place an identification sign at the interior entrance to the Premises which is consistent with applicable Building standards promulgated by Landlord from time to time. Landlord shall place a listing in the directories in the Building lobby, garage lobby and elevator lobby on the floor on which the Premises is located identifying Tenant. Landlord agrees that Tenant shall have the right to have its name placed on the existing exterior monument on the Property in building standard size and materials. Tenant may not place or erect any other signs, monuments or other structures in or on the Building or Property or which are visible from the exterior of the Premises. Tenant shall pay for all costs to change signage as a result of a change in the name of the business occupying the Premises.

      7.08    Right to Relocate. Landlord reserves the right to relocate the Premises. If Landlord exercises this right, it agrees to substitute for the Premises comparable office space subject to the following conditions: (a) Landlord shall have given Tenant written notice (the "Relocation Notice") of the relocation identifying the location and dimensions of the new space to be made subject to this Lease (the "Substitute Premises") together with a plan of such Substitute Premises; (b) the Substitute Premises shall be substantially similar in area to the Premises initially leased to Tenant hereunder and shall be delivered with improvements of a similar standard and quantity as exists at the Premises at the Commencement Date (together with any approved Alterations constructed by Tenant); and (c) Landlord shall pay all of Tenant's reasonable costs and expenses directly incurred as a result of the relocation, including moving expenses in connection with the relocation and the cost of re-wiring and re-installing telephone machinery and equipment, which expenses shall be subject to Landlord's reasonable review prior to Tenant incurring any liability therefor. Tenant agrees to cooperate with Landlord so as to facilitate the prompt completion by Landlord of its obligations under this Section and the prompt surrender by Tenant of the Premises. Tenant shall vacate and surrender the Premises and shall occupy the Substitute Premises promptly (and, in any event, not later than thirty (30) days) after the work has been substantially completed in the Substitute Premises. Landlord and Tenant agree to execute a lease amendment within ten (10) days following delivery of the Relocation Notice to confirm the leasing of the Substitute Premises, and any corresponding changes relative to the Substitute Premises.

ARTICLE 8. ALTERATIONS, IMPROVEMENTS AND SIGNAGE

      8.01    Landlord's Obligations. Landlord will maintain all structural components of the Building, including, without limitation, the roof, foundation, exterior and load-bearing walls (including exterior windows and doors), the structural floor slabs and all other structural elements of the Premises, as well as the Common Areas of the Building, in good repair, reasonable wear and use, casualty and condemnation excepted. The cost of this maintenance and repair shall be included in Operating Expenses and shall be subject to reimbursement under Article 5 hereof to the extent provided therein. Maintenance and repair expenses caused by Tenant's willful misconduct or negligent acts or omissions shall be paid directly to Landlord by Tenant in accordance with Section 4.04, and shall not constitute an Operating Expense.

      8.02    Tenant's Obligations. Tenant shall take good care of the Premises, and at Tenant's cost and expense, shall make all repairs and replacements necessary to preserve the Premises in good working order and in a clean, safe and sanitary condition, and will suffer no waste. Tenant shall maintain, at its own expense, in good order, condition and repair to Landlord's reasonable satisfaction, all plumbing facilities and electrical fixtures and devices (including replacement of all lamps, starters and ballasts)

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located within the Premises. Tenant shall repair, at its cost, all deteriorations or damages to the Property occasioned by its negligent acts or omissions or willful misconduct. If Tenant does not make such repairs to the Building within twenty (20) days following notice from Landlord, Landlord may, but need not, make such repairs, and Tenant shall pay the cost thereof as provided in Section 8.07 hereof.

      8.03    Tenant's Alterations. Tenant shall not make or permit any improvements, installations, alterations or additions ("Alterations") in or to the Premises, the Building or the Property that involve or affect the structural portions of the Premises or the Building or any of the Building's HVAC, mechanical, electrical, telecommunications, cabling, plumbing or other systems or equipment (the "Building Systems") or the interior walls or corridors within the Premises. Tenant may make Alterations to the Premises that do not involve or affect the Building Systems, subject to Landlord's prior written consent. Landlord's prior written consent shall not be required for minor decorations in the Premises for which Tenant provides advance notice to Landlord and which do not exceed $10,000.00 in the aggregate on an annual basis. All Alterations permitted by Landlord and made by or on behalf of Tenant shall be made and performed: (i) by contractors or mechanics approved by Landlord, who shall carry liability insurance of a type and in such amounts as Landlord shall reasonably require, naming Landlord and Tenant as additional insureds, (ii) in a good and workmanlike manner, (iii) so that same shall be at least equal in quality, value, and utility to the original work or installation and shall be in conformity with Landlord's building standard specifications as set forth in Exhibit C-2 attached hereto and as the same may be amended by Landlord and in effect at such time, (iv) in accordance with all applicable Laws, and (v) pursuant to plans, drawings and specifications ("Tenant's Plans") which have been reviewed and approved by Landlord prior to the commencement of the repairs or replacements and approved by, and filed with, all applicable governmental authorities (the "Construction Standards").

      8.04    Tenant's Property. All trade fixtures, furnishings, equipment and personal property placed in the Premises by Tenant that are removable without damage to the Building or the Premises (the "Tenant's Property") shall be removed by Tenant at the Expiration of the Term. Tenant shall, at its cost and expense, repair any damage to the Premises or the Building caused by such removal. Any of Tenant's Property not removed from the Premises prior to the Expiration Date shall, at Landlord's option, become the property of Landlord. Landlord may remove such Tenant's Property, and Tenant shall pay to Landlord, Landlord's cost of removal and of any repairs in connection therewith in accordance with Section 4.04(b) hereof.

      8.05    Ownership and Removal. All additions, fixtures and improvements attached to or installed in or upon the Premises by Tenant or by Landlord shall be Landlord's property and shall remain upon the Premises at the termination of this Lease without compensation or allowance or credit to Tenant. Landlord may require Tenant, at Tenant's expense, to remove any of Tenant's Property or Alterations which have been attached to or installed in the Premises (excluding the Leasehold Improvements) unless Landlord consents to a written request from Tenant at the time of its approval of the Tenant's plans that a building standard, non-specialty installation need not be so removed. On or before the Expiration Date, or the sooner date of termination of this Lease, Tenant shall pay to Landlord the cost of repairs of any damage to the Premises or Building and losses caused by the removal of such property.

      8.06    Surrender. Upon the expiration or sooner termination of the Term, Tenant will quietly and peacefully surrender to Landlord the Premises in as good condition as when Tenant took possession, ordinary wear and tear and damage by fire or other casualty excepted, and otherwise as is required in Article 8. In addition, at such time Tenant shall remove all Hazardous Substances stored, or disposed of, or generated by Tenant in its use or operation of the Premises and all equipment and materials contaminated or affected by such Hazardous Substances in conformity with the Hazardous Substance laws.

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      8.07    Tenant's Failure to Maintain. If Landlord gives Tenant written notice of the necessity of any repairs or replacements required to be made under Section 8.02 and Tenant fails to commence diligently to cure the same within twenty (20) days thereafter (except that no notice will be required in case of any emergency repair or replacement necessary to prevent substantial damage or deterioration), Landlord, at its option and in addition to any other remedies, may proceed to make such repairs or replacements and the expenses incurred by Landlord in connection therewith plus 10% thereof for Landlord's supervision, shall be due and payable from Tenant in accordance with Section 4.04 hereof, as Additional Rent; provided, that Landlord's making any such repairs or replacements shall not be deemed a waiver of Tenant's default in failing to make the same.

ARTICLE 9. INSURANCE

      9.01    Tenant's Insurance. Tenant, at its own expense, shall provide and keep in force with companies which are rated A/XV or better by A.M. Best Company and licensed in the State of Connecticut: (a) combined single limit commercial general liability insurance insuring against liability for bodily injury and property damage, including contractual liability, in the amount of $3,000,000 per occurrence/$4,000,000 annual aggregate limit; (b) "Special Form" property insurance, including standard fire and extended coverage insurance, in amounts necessary to provide replacement cost coverage, for Tenant's Property, leasehold improvements, trade fixtures, machinery, equipment, furniture, furnishings and any Alterations in which Tenant has an insurable property interest, including, without limitation, vandalism and malicious mischief and sprinkler leakage coverage, and "all risk" Builder's Risk insurance, completed value, non-reporting form at any time that Tenant has commenced construction of any leasehold improvements or any Alterations, and at any time any other construction activities are underway at the Premises; (c) plate glass insurance for the Premises; (d) Workers' Compensation Insurance in statutory limits as required by applicable law; and (e) any other insurance reasonably required by Landlord. At Landlord's request, the amounts and kinds of insurance coverages described herein may be reasonably increased or expanded to reflect amounts and coverages then typically being carried for similar business operations in institutionally owned or financed properties.

      9.02    Delivery of Policies. Each such insurance policy shall: (a) be provided in form, substance and amounts (where not above stated) satisfactory to Landlord and to Landlord's Mortgagee; (b) specifically include the liability assumed hereunder by Tenant (provided that the amount of such insurance shall not be construed to limit the liability of Tenant hereunder); (c) shall provide that it is primary insurance, and not excess over or contributory with any other valid, existing and applicable insurance in force for or on behalf of Landlord; and (d) provide that Landlord shall receive thirty (30) days' written notice from the insurer prior to any cancellation or change of coverage. Tenant shall deliver policies of such insurance or certificates thereof to Landlord on or before the Commencement Date, and thereafter at least thirty (30) days before the expiration dates of expiring policies. All such insurance certificates shall provide that Landlord, its mortgagees, any ground lessors and Landlord's managing agent shall each be named as an additional insured. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificates, Landlord may, at its option, procure same for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent within five (5) days after delivery to Tenant of bills therefor. Tenant's compliance with the provisions of this Article 9 shall in no way limit Tenant's liability under any of the other provisions of this Lease.

      9.03    Increased Insurance Risk. Tenant shall not do or permit anything to be done, or keep or permit anything to be kept in the Premises, which would: (a) be in violation of any governmental law, regulation or requirement, (b) invalidate or be in conflict with the provision of any fire or other insurance policies covering the Building or any property located therein, (c) result in a refusal by fire insurance companies of good standing to insure the Building or any such property in amounts required by

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Landlord's Mortgagee (as hereinafter defined) or reasonably satisfactory to Landlord, (d) subject Landlord to any liability or responsibility for injury to any person or property by reason of any business operation being conducted in the Premises, or (e) cause any increase in the fire insurance rates applicable to the Property or property located therein at the beginning of the Term or at any time thereafter. In the event that any use of the Premises by Tenant increases such cost of insurance, Landlord shall give Tenant written notice of such increase and a reasonable opportunity to cure its use to prevent such increase; provided, however, if Tenant fails to do so, Tenant shall pay such increased cost to Landlord in accordance with Section 4.04 hereof. Acceptance of such payment shall not be construed as a consent by Landlord to Tenant's such use, or limit Landlord's remedies under this Lease.

      9.04    Indemnity. Tenant shall defend with counsel approved by Landlord, indemnify and hold harmless Landlord, all members, stockholders, officers, directors, partners, trustees, beneficiaries and employees of Landlord, mortgagees of the Property and any other party having an interest therein from and against any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature arising from or with respect to (a) any injury to or death of any person or damage to or loss of property in, on or about the Premises or connected with the use, condition or occupancy of any thereof, (b) any breach or violation by Tenant of any of the terms, conditions or provisions of this Lease, (c) any act, omission, fault, misconduct, negligence or violation of applicable laws and regulations by Tenant or Tenant's employees, servants, agents, contractors, subtenants, licensees, concessionaires or invitees (the "Tenant Parties"), (d) any Hazardous Substances or other pollutants brought, generated, stored, used, installed, disposed of, spilled, released, emitted or discharged on, in or from the Premises or the Property, or allowed, permitted or suffered to be brought, generated, stored, used, installed, disposed of, spilled, released, emitted or discharged thereon, therein or therefrom, by Tenant or any Tenant Parties, in violation of Section 7.06 or otherwise, (e) any construction or other work by Tenant on or about the Premises pursuant to Article 8 or otherwise.

      9.05    Tenant's Use and Occupancy. Tenant's use and occupancy of the Premises and the Property and use by all Tenant Parties, and all Tenant's and said parties' furnishings, fixtures, equipment, improvements, materials, supplies, inventory, effects and property of every kind, nature and description which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be in, on or about the Premises, shall be at Tenant's and said parties' sole risk and hazard. Landlord shall not be liable to Tenant or any other party for injury to or death of any person or damage to or destruction of any property in, on or about the Premises, nor for any interruption in Tenant's use of the Premises or the conduct of its business therein, nor for any other losses, damages, costs, expenses or liabilities whatsoever, including without limitation where caused by fire, water, explosion, collapse, the leakage or bursting of water, steam, or other pipes, any environmental or other condition in, on, or about the Premises, or any other event, occurrence, condition or cause. It is Tenant's responsibility to maintain insurance against any such loss or casualty.

9.06 Waiver of Subrogation Rights.

            (a)   Landlord and Tenant hereby agree and hereby waive any and all rights of recovery against each other for loss or damage occurring to the Premises or the Property or any of Landlord's or Tenant's Property contained therein regardless of the cause of such loss or damage to the extent that the loss or damage is covered by the injured party's insurance or the insurance the injured party is required to carry under this Lease, whichever is greater (without regard to any deductible provision in any policy). This waiver does not apply to claims caused by a party's willful misconduct. This waiver also applies to each party's directors, officers, employees, shareholders, and agents.

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            (b)   Each party will assure that its insurance permits waiver of liability and contains a waiver of subrogation. Each party shall secure an appropriate clause in, or an endorsement to, each insurance policy obtained by or required to be obtained by Landlord or Tenant, as the case may be, under this Lease, pursuant to which the insurance company: (i) waives any right of subrogation against Landlord or Tenant as the same may be applicable, or (ii) permits Landlord or Tenant, prior to any loss to agree to waive any claim it might have against the other without invalidating the coverage under the insurance policy. If, at any time, the insurance carrier of either party refuses to write (and no other insurance carrier licensed in Connecticut will write) insurance policies which consent to or permit such release of liability, then such party shall notify the other party and upon the giving of such notice, this Section shall be void and of no effect.

      9.07    Landlord's Insurance. Landlord shall maintain and keep in effect during the entire Term the following insurance coverage (together with such other coverages as Landlord may reasonably elect to carry for the benefit of the Property):

            (a)   Commercial general liability insurance with a Broad Form endorsement. The limits of liability of such insurance shall be an amount not less than $5,000,000 per occurrence, bodily injury including death, and $5,000,000 per occurrence, property damage liability or $5,000,000 combined single limit for bodily injury and property damage liability; and

            (b)   "Special Form" fire and extended coverage insurance on the Property insuring the guaranteed replacement value thereof, excluding Tenant's Property and Tenant's Alterations. The insurance shall include, but not be limited to, fire and extended coverage perils and shall be placed with companies licensed to sell insurance in Connecticut.

ARTICLE 10. CASUALTY

      10.01    Damage or Destruction. Tenant shall give prompt notice to Landlord of any damage by fire or other casualty (a "Casualty") to the Premises or any portion thereof. During the thirty (30) day period following the occurrence of a Casualty (the "Notice Period"), Landlord will notify Tenant of Landlord's estimate of the period of time required to complete the restoration work. In the event that the Premises, or any part thereof, or access thereto, shall be so damaged or destroyed by fire or other insured Casualty that the Tenant shall not have reasonably convenient access to the Premises or any portion of the Premises shall thereby be otherwise rendered unfit for use and occupancy by the Tenant for the purposes set forth in Section 7.01, and if in the judgment of the Landlord the damage or destruction may be repaired within 270 days with available insurance proceeds, then the Landlord shall so notify the Tenant and shall repair such damage or destruction as provided in Section 10.05 hereof with reasonable diligence, subject to the limitations, if any, of applicable laws. If in the judgment of the Landlord the Premises, or means of access thereto, cannot be repaired within 270 days after the elapse of the Notice Period with available insurance proceeds, then either party shall have the right to terminate the term of this Lease by giving written notice of such termination to the other party within the period of thirty (30) to forty-five (45) days after the occurrence of the Casualty. If the reconstruction period estimated by Landlord is more than 270 days and neither party terminates this Lease on account thereof, the reconstruction period shall be extended to be the period so estimated by Landlord plus one (1) month; and in the event that the completion of repairs shall be delayed by causes beyond the Landlord's control, the time for completion shall be extended by the period of such delay.

      10.02    Abatement of Rent. Annual Base Rent and Additional Rent shall not be abated or suspended if, following any Casualty, Tenant shall continue to have reasonably convenient access to the Premises and the Premises are not rendered unfit for use and occupancy. If Tenant shall not

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have reasonably convenient access to the Premises or any portion of the Premises shall be otherwise rendered unfit for use and occupancy by the Tenant for the purposes set forth in Section 7.01 by reason of such Casualty, then Rent shall be equitably suspended or abated relative to the portion of the Premises that cannot be used by Tenant for any of its business operations, effective as of the date of the Casualty until Landlord has (a) substantially completed the repair of the Premises and the means of access thereto, and (b) has delivered notice thereof to Tenant.

      10.03    Events of Termination. Notwithstanding the provisions of this Article 10, if, prior to or during the Term the Building shall be so damaged by Casualty that, in Landlord's reasonable estimate, the cost to repair the damage will be more than 25% of the replacement value of the Building immediately prior to the occurrence of the Casualty (whether or not the Premises shall have been damaged or rendered untenantable), then, in any of such events, Landlord, may give to Tenant, within ninety (90) days after such Casualty, a thirty (30) days' notice of the termination of this Lease and, in the event such notice is given, this Lease and the term shall terminate upon the expiration of such thirty (30) days with the same effect as if such date were the Expiration Date. If more than 25% of the gross rentable area of the Premises shall be wholly or substantially damaged or destroyed by Casualty at any time during the last six (6) months of the Term, either Landlord or Tenant may terminate this Lease by delivery of written notice of such termination to the other party within thirty (30) days after the occurrence of such damage.

      10.04    Scope of Landlord's Repairs. In the event Landlord elects or shall be obligated to repair or restore any damage or destruction to the Premises pursuant to this Article 10, Landlord shall not be obligated to restore or replace Tenant's Property or Tenant's Alterations or reconstruct the Leasehold Improvements except such building standard Leasehold Improvements. No damages, compensation or claim shall be payable by the Landlord to Tenant, or any other person, by reason of inconvenience, loss of business or annoyance arising from any damage or destruction, or any repair thereof, as is referred to in this Article 10.

ARTICLE 11. CONDEMNATION

      11.01    Entire Condemnation. In the event that the whole of the Premises shall be taken under the power of eminent domain or by any proceeding for taking for public or quasi-public use (a "Condemnation"), this Lease and the term and estate hereby granted shall automatically terminate as of the earlier of the date of the vesting of title or the date of dispossession of Tenant as a result of such taking.

11.02 Partial Condemnation.

            (a)   In the event that only a part of the Premises shall be taken by Condemnation and the remaining Premises are suitable for general office use without material interference with Tenant's business operations and Tenant shall have reasonable, convenient access to and from the Premises, the Term shall expire as to that portion of the Premises condemned effective as of the date of the vesting of title in the condemning authority, and this Lease shall continue in full force and effect as to the part of the Premises not so taken. In the event of a partial Condemnation of the Premises which results in a lack of reasonable, convenient access to and from the Premises or which results in insufficient space for Tenant to carry on its business without material interference with its business, Tenant shall have the right to terminate this Lease if Landlord cannot relocate Tenant to comparable space elsewhere in the Building following the effective date of the Condemnation.

(b) In the event that a part of the Property shall be subject to Condemnation (whether or not the Premises are affected), Landlord may, at its option, terminate this Lease as of the date of such

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vesting of title, by notifying Tenant in writing of such termination within ninety (90) days following the date on which Landlord shall have received notice of the vesting of title in the condemning authority if in Landlord's reasonable opinion: (i) a substantial alteration or reconstruction of the Property (or any portion thereof) shall be necessary or appropriate, or (ii) the portion of the Property so condemned has the effect of rendering the remainder of the Property uneconomic to maintain.

            (c)   In the event that this Lease is not terminated in accordance with subsection (a) or (b) hereof, Landlord shall, upon receipt of the award in condemnation, make all necessary repairs or alterations to the Building in which the Premises are located so as to constitute the remaining Premises a complete architectural unit to the extent feasible and permitted by applicable law, but Landlord shall not be required to spend for such work an amount in excess of the amount received by Landlord as damages for the part of the Premises so taken. "Amount received by Landlord" shall mean that part of the award in condemnation which is free and clear to Landlord of any collection by mortgagees and after payment of all costs involved in collection, including but not limited to attorney's fees. Tenant, at is own cost and expense shall, restore all exterior signs, trade fixtures, equipment, furniture, furnishings and other installations of personalty of Tenant which are not taken to as near its former condition as the circumstances will permit. In the event of a partial taking, all provisions of this Lease shall remain in full force and effect.

      11.03    Condemnation Awards. Except as provided in the preceding Section 11.03, Landlord shall be entitled to the entire award in any condemnation proceeding or other proceeding for taking for public or quasi-public use, including, without limitation, any award made for the value of the leasehold estate created by this Lease. No award for any partial or entire taking shall be apportioned, and Tenant hereby assigns to Landlord any award that may be made in such condemnation or other taking, together with any and all rights of Tenant now or hereafter arising in or to same or any part thereof; provided, however, that nothing contained herein shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any award made to Tenant specifically for its relocation expenses or the taking of Tenant's Property provided that such award does not diminish or reduce the amount of the award payable to Landlord.

      11.04    Proration. In the event of a partial condemnation or other taking that does not result in a termination of this Lease as to the entire Premises, then the Annual Base Rent and Tenant's Share shall be adjusted in proportion to that portion of the Premises taken by such condemnation or other taking and Tenant's Share.

ARTICLE 12. ASSIGNMENT AND SUBLETTING

      12.01    Assignment and Subletting. Tenant shall not, without the prior written consent of the Landlord, which consent shall not be unreasonably withheld, assign, mortgage, encumber or otherwise transfer this Lease or any interest herein directly or indirectly, by operation of law or otherwise, or sublet the Premises or any part thereof, or permit the use or occupancy of the Premises by any party other than Tenant (any such action, a "Transfer"). If at any time or from time to time during the Term, when no Event of Default has occurred and is continuing, Tenant desires to effect a Transfer, Tenant shall deliver to Landlord written notice ("Transfer Notice") setting forth the terms of the proposed Transfer and the identity of the proposed assignee, sublessee or other transferee (each a "Transferee"). Tenant shall also deliver to Landlord with the Transfer Notice an acceptable assumption agreement for Tenant's obligations under this Lease (in the case where the Transfer is a proposed assignment of this Lease) together with all relevant information requested by Landlord concerning the proposed Transferee to assist Landlord in making an informed judgment regarding the financial responsibility, creditworthiness, reputation, and business experience of the Transferee. The provisions of this Section 12.01 shall apply to a Transfer (by

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one or more Transfers) of a controlling portion of or interest in the stock or partnership or membership interests or other evidences of equity interests of Tenant as if such Transfer were an assignment of this Lease; provided that if equity interests in Tenant at any time are or become traded on a public stock exchange, the transfer of equity interests in Tenant on a public stock exchange shall not be deemed an assignment within the meaning of this Section.

      12.02    Landlord's Options. Landlord shall have the option, exercisable by written notice delivered to Tenant within thirty (30) days after Landlord's receipt of a Transfer Notice accompanied by the other information described in Section 12.01, to: (a) permit Tenant to Transfer the Premises; or (b) disapprove the Tenant's Transfer of the Premises and to continue the Lease in full force and effect as to the entire Premises; or (c) terminate the Lease as to the portion of the Premises affected by the Transfer as of the date set forth in Landlord's notice of exercise of such option, which date shall not be less than thirty (30) days nor more than ninety (90) days following the giving of such notice. If Landlord approves of the proposed Transfer pursuant to Section 12.01 above, Tenant may enter into the proposed Transfer with such proposed Transferee subject to the following conditions: (i) the Transfer shall be on the same terms set forth in the Transfer Notice , and (ii) no Transfer shall be valid and no Transferee shall take possession of the Premises until an executed counterpart of the assignment, sublease or other instrument effecting the Transfer (in the form approved by Landlord) has been delivered to Landlord pursuant to which the Transferee shall expressly assume all of Tenant's obligations under this Lease; and (iii) Tenant shall provide Landlord with a written ratification agreement from each guarantor of this Lease in form and substance satisfactory to Landlord.

      If Landlord exercises its option to terminate this Lease (or in the case of a partial sublet to release Tenant with respect to a portion of the Premises), Tenant shall surrender possession of such Premises on the date set forth in Landlord's notice, and thereafter neither Landlord nor Tenant shall have any further liability with respect thereto. If this Lease shall be terminated as to a portion of the Premises only, Rent and Tenant's parking allocation shall be readjusted proportionately according to the ratio that the number of square feet and the portion of the space surrendered compares to the floor area of Tenant's Premises during the Term of the proposed sublet.

      12.03    Additional Conditions. Tenant shall not offer to make, or enter into negotiations with respect to any Transfer to: (a) any tenant of the Building or any entity owned by, or under the common control of, whether directly or indirectly, a tenant in the Building unless there is no competing space then available for leases therein; or (b) any bona fide prospective tenant with whom Landlord is then negotiating with respect to other space in the Building; or (c) any party which would be of such type, character, or condition as to be inappropriate as a tenant for the Building. It shall not be unreasonable for Landlord to disapprove any proposed assignment, sublet or transfer to any of the foregoing entities. Tenant agrees not to list or advertise the Premises for assignment or sublease, whether through a broker, agent or representative, or otherwise at a full service rental rate which is less than Landlord's current rate in the Building for new tenants. Landlord shall not be deemed to unreasonably withhold its consent to any proposed assignment or sublease if such Transfer, in Landlord's reasonable determination, is at a full-service rate which is less than Landlord's current rate in the Building for new tenants, and would compete with similar space either being offered or anticipated to be offered by Landlord in the Building.

      12.04    No Release. Landlord's consent to a Transfer shall not release Tenant of Tenant's obligations under this Lease and this Lease and all of the obligations of Tenant under this Lease shall continue in full force and effect as the obligations of a principal (and not as the obligations of a guarantor or surety). From and after any Transfer, the Lease obligations of the Transferee and of the original Tenant named in this Lease shall be joint and several. No acceptance of Rent by Landlord from or recognition in any way of the occupancy of the Premises by a Transferee shall be deemed a consent to

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such Transfer, or a release of Tenant from direct and primary liability for the further performance of Tenant's covenants hereunder. The consent by Landlord to a particular Transfer shall not relieve Tenant from the requirement of obtaining the consent of Landlord to any further Transfer. Each violation of any of the covenants, agreements, terms or conditions of this Lease, whether by act or omission, by any of Tenant's permitted Transferees, shall constitute a violation thereof by Tenant. In the event of default by any Transferee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such Transferee or successor.

      12.05    Transfer Profit. Tenant shall pay to Landlord, as Additional Rent, an amount (the "Transfer Profit") equal to 50% of all rent and other economic consideration received by Tenant as a result of any Transfer which exceeds, in the aggregate: (a) the total of the remaining rent which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to any portion of the Premises subleased) plus (b) any reasonable tenant fit-up costs, brokerage commissions and attorneys' fees actually paid by Tenant in connection with such Transfer amortized on a straight-line basis over the term of the Transfer (specifically excluding moving or relocation costs paid to the Transferee). Tenant shall pay such Transfer Profit to Landlord on a monthly basis within ten (10) days after receipt thereof, without affecting or reducing any other obligations of Tenant hereunder. Each such payment shall be sent with a detailed statement. Landlord shall have the right to audit Tenant's books and records to verify the accuracy of the detailed statement.

ARTICLE 13. DEFAULTS AND REMEDIES
13.01 Events of Default. The occurrence of any one or more of the following events shall constitute an event of default (each an "Event of Default") hereunder:

            (a)   Nonpayment of Annual Base Rent or Additional Rent. Failure by Tenant to pay any installment of Annual Base Rent, Additional Rent or any other amount, deposit, reimbursement or sum due and payable hereunder, upon the date when said payment is due; provided, however, on the first (1st) occasion only during any Lease Year with respect to Annual Base Rent, Landlord shall furnish Tenant with written notice of such failure and permit Tenant a 5-day period to cure such failure.

            (b)   Certain Obligations. Failure by Tenant to perform, observe or comply with any non-monetary obligation contained in Sections 4.06 ("Security Deposit"), 7.05 ("No Liens") and Article 12 ("Assignment and Subletting") of this Lease.

            (c)   Other Obligations. Failure by Tenant to perform any non-monetary obligation, agreement or covenant under this Lease other than those matters specified in subparagraph (a) or (b) of this Section 13.01, such failure continuing for thirty (30) days after written notice by Landlord to Tenant of such failure; provided, however, that if the nature of Tenant's obligation is such that more than thirty (30) days are required for performance, then Tenant shall not be in default if Tenant commences performance within such thirty (30) day period and thereafter diligently and continuously prosecutes the same to completion within sixty (60) days following the date of Landlord's written notice with respect to such failure.

            (d)   Assignment; Receivership; Attachment. (i) The making by Tenant of any arrangement or assignment for the benefit of creditors; (ii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or (iii) the attachment,

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execution, or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days.

            (e)   Bankruptcy. The admission by Tenant or Tenant's guarantor (if any) in writing of its inability to pay its debts as they become due, the filing by Tenant or Tenant's guarantor (if any) of a petition in bankruptcy seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the filing by Tenant or Tenant's guarantor (if any) of an answer admitting or failing timely to contest a material allegation of a petition filed against Tenant or Tenant's guarantor (if any) in any such proceeding or, if within forty-five (45) days after the commencement of any proceeding against Tenant or Tenant's guarantor (if any) seeking any involuntary reorganization, or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation by any of Tenant's creditors or such guarantor's creditors, such proceeding shall not have been dismissed.

(f) Abandonment. Abandonment of the Premises by Tenant for a continuous period in excess of thirty (30) business days.
13.02 Remedies. If an Event of Default occurs, Landlord shall have the following rights and remedies, in addition to any and all other rights or remedies available to Landlord in law or equity:

            (a)   Landlord shall have the right to deliver written notice to Tenant to quit possession and occupancy of the Premises and to declare the Lease terminated. Upon Landlord's termination of this Lease, Tenant shall quit and peaceably surrender the Premises, and all portions thereof, to Landlord, and Landlord shall have the right to receive all rental and other income of and from the same.

            (b)   Landlord shall have the right, with or without terminating this Lease, to re-enter the Premises and take possession thereof by summary process action and may dispossess (by judicial process) all other persons and property from the Premises in connection therewith. Tenant's property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. No re-entry or taking possession of the Premises by Landlord pursuant to this Section 13.02(b) shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction. Tenant thereby waives all statutory rights, including without limitation the right to a notice to quit, notice before exercise of any prejudgment remedy, and any rights of redemption, all to the extent such rights may be lawfully waived.

            (c)   Tenant shall indemnify Landlord against all loss of Rent and other payments that Landlord may incur by reason of termination of the Lease, including, without limitation: (i) all Rent and other sums due and payable by Tenant as of the date of termination; (ii) all Rent that would otherwise be payable for the remainder of the Term in accordance with the terms of this Lease; (iii) all of Landlord's then unamortized costs of special inducements provided to Tenant (including without limitation rent concessions, tenant construction allowances, rent waivers, above building standard leasehold improvements, and the like); (iv) the costs of collecting amounts due from Tenant under the Lease and the costs of recovering possession of the Premises (including attorneys fees and litigation costs); (v) the costs of curing Tenant's defaults existing at or prior to the date of termination; (vi) all "Reletting Expenses" (as defined below); and (vii) all Landlord's other reasonable expenditures arising from the termination. Tenant shall reimburse Landlord for all such items, and the same shall be due and payable immediately from time to time upon notice from Landlord that an expense has been incurred, without regard to whether the expense was incurred before or after the termination.

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            (d)   Following termination of this Lease, Landlord, at its election, may demand to be indemnified for its loss of Rent (with respect to the period following such termination) by a lump sum payment representing the then present value of the amount of Rent that would have been paid in accordance with this Lease for the remainder of the Term minus the then present value of the aggregate fair market rent and additional charges payable for the Premises for the remainder of the Term (if less than the Rent payable hereunder) estimated as of the date of termination, and taking into account Landlord's reasonable projections of vacancy and time required to re-lease the Premises. Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, such amount as final damages for Tenant's default with respect to the Rents payable for the remainder of the Term as described above. In the computation of present value, the Federal Reserve discount rate (or equivalent) shall be employed.

            (e)   For purposes of this Section 13.02, "Reletting Alterations" shall mean all repairs, changes, improvements, alterations or additions made by Landlord in or to the Premises to the extent deemed reasonably necessary by Landlord to prepare the Premises for the re-leasing following an Event of Default; and "Reletting Expenses" shall mean the reasonable expenses paid or incurred by Landlord in connection with any re-leasing of the Premises following an Event of Default, including, without limitation, marketing expenses, brokerage commissions, attorneys' fees, the costs of Reletting Alterations, tenant allowances and other economic concessions provided to the new tenant.

      13.03    Landlord's Right to Cure Defaults. If the Tenant shall default in the observance or performance of any condition or covenant on Tenant's part to be observed or performed under or by virtue of any of the provisions of this Lease, and such default continues beyond any applicable notice and cure period or Landlord reasonably determines that an emergency exists, the Landlord, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of the Tenant. If the Landlord makes any expenditures or incurs any obligations for the payment of money in connection therewith, including but not limited to reasonable attorney's fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligation incurred and costs, shall be paid upon demand to the Landlord by the Tenant as Additional Rent pursuant to Section 4.04 hereof and if not so paid with interest from its due date until paid at the lesser of eighteen (18%) percent per annum or the maximum legal rate that Landlord may charge Tenant.

      13.04    Disposition of Tenant's Property. Any and all property belonging to Tenant or to which Tenant is or may be entitled which may be removed from the Premises by Landlord pursuant to the authority of this Lease or applicable law, may be handled, removed or stored in a commercial warehouse or otherwise by Landlord at Tenant's risk and expense and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges for such property so long as the same shall be in Landlord's possession or under Landlord's control.

      13.05    Reletting. In connection with any reletting of the Premises following an Event of Default, Landlord shall be entitled to grant such rental and economic concessions and other incentives as may be customary for similar space in Fairfield County, Connecticut. Landlord shall not be required to accept any tenant offered by Tenant or observe any instruction given by Tenant about such reletting or do any act or exercise any care or diligence with respect to such reletting or to the mitigation of damages.

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      13.06    No Accord and Satisfaction. Landlord may collect and receive any rent due from Tenant, and the payment thereof shall not constitute a waiver of or affect any notice or demand given, suit instituted or judgment obtained by Landlord, or be held to waive, affect, change, modify or alter the rights or remedies that Landlord has against Tenant in equity, at law, or by virtue of this Lease. No receipt or acceptance by Landlord from Tenant of less than the monthly rent herein stipulated shall be deemed to be other than a partial payment on account for any due and unpaid stipulated rent; no endorsement or statement on any check or any letter or other writing accompanying any check or payment of rent to Landlord shall be deemed an accord and satisfaction, and Landlord may accept and negotiate such check or payment without prejudice to Landlord's rights to (i) recover the remaining balance of such unpaid rent, or (ii) pursue any other remedy provided in this Lease.

      13.07    Claims in Bankruptcy. Nothing herein shall limit or prejudice the right of Landlord to prove and obtain in proceeding for bankruptcy, insolvency, arrangement or reorganization by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount is greater, equal to or less than the amount of the loss or damage that Landlord has suffered. Without limiting any of the provisions of this Article 13, if pursuant to the Bankruptcy Code, as the same may be amended, Tenant is permitted to assign this Lease in disregard of the restrictions contained in Article 12, Tenant agrees that adequate assurance of future performance by the assignee permitted under the Bankruptcy Code shall mean the deposit of cash security with Landlord in any amount equal to all Rent payable under this Lease for the calendar year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Landlord, without interest, for the balance of the term as security for the full and faithful performance of all of the obligations under this Lease on the part of Tenant yet to be performed. If Tenant receives or is to receive any valuable consideration for such an assignment of this Lease, such consideration, after deducting therefrom (a) the brokerage commissions, if any, and other expenses reasonably designated by the assignee as paid for the purchase of Tenant's property in the Premises, shall be and become the sole exclusive property of Landlord and shall be paid over to Landlord directly by such assignee. In addition, adequate assurance shall mean that any such assignee of this Lease shall have a net worth indicating said assignee's reasonable ability to pay the Rent, and abide by the terms of this Lease for the remaining portion thereof applying commercially reasonable standards.

      13.08    Arbitration. Any dispute arising out of or relating to Article 5 of this Lease (with respect to the issues expressly stated therein) shall be submitted to and determined in binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be conducted before and by a single arbitrator selected by the parties. If the parties have not selected an arbitrator within 30 days of written demand for arbitration, the arbitrator shall be selected by the American Arbitration Association pursuant to the then current rules of that Association on application by either party. The arbitrator shall have authority to fashion such just, equitable and legal relief as he, in his sole discretion, may determine. The parties agree that the arbitration hearing shall be held within thirty (30) business days following notification to the parties of the appointment of such arbitrator, and that the arbitration proceedings shall be concluded within thirty (30) business days following the first scheduled arbitration hearing. Each party shall bear all its own expenses of arbitration and shall bear equally the costs and expenses of the arbitrator. All arbitration proceedings shall be conducted in the City of Stamford, State of Connecticut. Landlord and Tenant further agree that they will faithfully observe this agreement and rules, and that they will abide by and perform any award rendered by the arbitrator and that a judgment of the court having jurisdiction may be entered upon the award. The duty to arbitrate shall survive the cancellation or termination of this Lease.

      13.09    Waivers. To the extent permitted by applicable law, Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connection with this Lease, the relationship of Landlord and Tenant, or Tenant's use or occupancy of the Demised Premises, or any emergency or other statutory remedy with respect thereto.

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ARTICLE 14. NONDISTURBANCE AND RIGHTS OF MORTGAGE HOLDERS
14.01 Subordination.

            (a)   This Lease and all of Tenant's rights hereunder are, and shall be, subject and subordinate at all times to any mortgages (each, a "Mortgage") which may now exist or hereafter affect the Property, or any portion thereof, in any amount, and to all renewals, modifications, consolidations, replacements, and extensions of such Mortgages. This Section shall be self-operative and no further subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord or the holder of any Mortgage or its assigns or successors in interest (each such holder, a "Mortgagee") may reasonably request to evidence such subordination. Landlord agrees to request its current Mortgagee to deliver to Tenant a recordable subordination, non-disturbance and attornment agreement for Tenant's benefit, which agreement shall be such Mortgagee's standard form agreement. Landlord's inability to obtain such non-disturbance agreement shall not affect Tenant's subordination agreement herein. Tenant's agreement to subordinate this Lease and its rights hereunder as to any future Mortgages is subject to the condition that Landlord delivers to Tenant a recordable agreement on the standard form then utilized by the holder of any such Mortgage by which such Mortgagee shall agree (i) to recognize Tenant's rights under this Lease, (ii) not to disturb Tenant's possession and occupancy of the Premises, and (iii) not to join Tenant in any such action as a party defendant, so long as Tenant is not in default in the performance or observance of any of the terms, covenants or conditions contained in the Lease.

            (b)   In the event that any such first Mortgage is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, at the option of the Mortgagee or the grantee or purchaser in foreclosure, notwithstanding any subordination of any such lien to this Lease, attorn to and become the Tenant of the successor in interest to Landlord at the option of such successor in interest. Tenant covenants and agrees to execute and deliver, within ten (10) days following delivery of request by Landlord, Mortgagee, or by Landlord's successor in interest and in the form requested by Landlord, Mortgagee, or by Landlord's successor in interest, any additional documents evidencing the priority or subordination of this Lease with respect to the lien of any such first Mortgage, which additional documents shall be satisfactory to Landlord, Mortgagee, and Landlord's successors in interest.

      14.02    Limitation of Mortgagees' Liability. Notwithstanding any other provision of this Lease to the contrary, no holder of any such Mortgage shall be obligated to perform or liable in damages for failure to perform any of Landlord's obligations under this Lease unless and until such holder shall foreclose such mortgage or otherwise acquire title to the Property, and then shall only be liable for Landlord's obligations arising or accruing after such foreclosure or acquisition of title. No such holder shall ever be obligated to perform or liable in damages for any of Landlord's obligations arising or accruing before such foreclosure or acquisition of title. Such holder's obligations and liabilities shall in any event be subject to, and holder shall have the benefit of, Section 16.15 hereof. Tenant shall never pay the Base Rent, Additional Rent or any other charge more than ten (10) days prior to the due date thereof, and any payments made by Tenant in violation of this provision shall be a nullity as to such holder, and Tenant shall remain liable to such holder therefor. Tenant agrees on request of Landlord to execute and deliver from time to time any agreement which may be necessary to implement the provisions of this Section 14.02.

      14.03    Estoppel Certificates. Tenant shall at any time, and from time to time, upon not less than five (5) days prior written notice from Landlord execute, acknowledge and deliver to Landlord, to any prospective purchaser, or Mortgagee, a written certificate of Tenant in such form as may be required by Landlord or such other person with respect to such factual matters concerning this Lease as may be

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required by such persons requesting the same. It is intended that any such certificate of Tenant delivered pursuant to this Section 14.03 may be relied upon by Landlord and any prospective purchaser or the Mortgagee of any part of the Building.

      14.04    Quiet Enjoyment. Upon Tenant paying the Annual Base Rent and Additional Rent and performing all of Tenant's obligations under this Lease, Tenant may peacefully and quietly enjoy the Premises during the Term as against all persons or entities lawfully claiming by or through Landlord; subject, however, to the provisions of this Lease and to the rights of Landlord's Mortgagee.

ARTICLE 15. NOTICES
15.01 Manner of Notice.

            (a)   All notices, demands and other communications ("notices") permitted or required to be given under this Lease shall be in writing and sent by personal service, telecopy transmission (if a copy thereof is also sent on the same day by a nationally recognized overnight courier service), certified mail (postage prepaid) return receipt requested or by a nationally recognized overnight courier service to the following addresses or to such other address as either Landlord or Tenant may designate as its new address for such purpose by notice given to the other in accordance with the provisions of this Section 16.01:

If to Tenant:	Merrimack Services Corporation 730 Milford Road Merrimack, NH 03054
With a copy to:	Legal Counsel PC Connection, Inc. 730 Milford Road Merrimack, NH 03054
If to Landlord:	Fairhaven Investors Limited Partnership c/o Berwind Property Group, Inc. 770 Township Line Road, Suite 150 Yardley, PA 19067
With copies to:	Davis Management Corp. 200 Connecticut Avenue Norwalk, CT 06854 Attention : David P. Fiore

            (b)   Notices shall be deemed to have been given (i) when hand delivered (provided that delivery shall be evidenced by a receipt executed by or on behalf of the addressee if delivered by personal service) if personal service is used, (ii) on the date of transmission if sent before 4:00 p.m. (Hartford time) on a business day when telecopy transmission is used, (iii) the sooner of the date of receipt or the date that is three (3) days after the date of mailing thereof if sent by postage pre-paid registered or certified mail, return receipt requested, and (iv) one (1) day after being sent by Federal Express or other reputable overnight courier service (with delivery evidenced by written receipt) if overnight courier service is used.

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ARTICLE 16. MISCELLANEOUS

      16.01    Brokers. Landlord and Tenant warrant to each other that they have had no dealings with any broker, agent or finder in connection with this Lease except Goodfellow Ashmore and CB Richard Ellis (the "Brokers"). Landlord agrees to pay the commissions due to such brokerage companies pursuant to separate agreements. Both parties hereto agree to protect, indemnify and hold harmless the other from and against any and all expenses with respect to any compensation, commissions and charges claimed by any other broker, agent or finder not identified above with respect to this Lease or the negotiation thereof that is made by reason of any action or agreement by such party.

      16.02    Building Name. The Building and the Property may be known by such name as Landlord, in its sole discretion, may elect, and Landlord shall have the right from time to time to change such designation or name without Tenant's consent upon prior written notice to Tenant.

      16.03    Authority. If Tenant signs as a corporation, limited liability company, or a partnership, or other business entity each person executing this Lease on behalf of Tenant hereby covenants and warrants that Tenant is a duly authorized and existing entity, that Tenant is duly qualified to do business in Connecticut, that Tenant has full right and authority to enter into this Lease, and that each person signing on behalf of Tenant is duly authorized to do so and that no other signatures are necessary. Upon Landlord's request, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing covenants and warranties.

      16.04    Interpretation. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. The words used in neuter gender include the masculine and feminine. If there is more than one Tenant, the obligations under this Lease imposed on Tenant shall be joint and several. The captions preceding the articles of this Lease have been inserted solely as a matter of convenience and such captions in no way define or limit the scope or intent of any provision of this Lease. This Lease may be executed in several counterparts and by each party on a separate counterpart, each of which, when so executed and delivered, shall be an original and all of which together shall constitute one instrument.

      16.05    Modifications. Neither this Lease nor any term or provision hereof may be changed, waived, discharged or terminated orally, and no breach thereof shall be waived, altered or modified, except by a written instrument signed by the party against which the enforcement of the change, waiver, discharge or termination is sought. Any right to change, waive, discharge, alter or modify, or terminate this Lease shall be subject to the prior express written consent of Landlord's Mortgagee.

      16.06    Severability. If any provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and enforceable to the full extent permitted by law.

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      16.07    Entire Agreement. This Lease, including the Exhibits hereto, which are made part of this Lease, contain the entire agreement of the parties and all prior negotiations and agreements are merged herein. Neither Landlord nor Landlord's agents have made any representations or warranties with respect to the Premises, the Building or this Lease except as expressly set forth herein, and no rights, easements or licenses are or shall be acquired by Tenant by implication or otherwise unless expressly set forth herein.

      16.08    No Merger. There shall be no merger of this Lease or of the leasehold estate hereby created with the fee estate in the Premises or any part thereof by reason of the fact that the same person may acquire or hold, directly or indirectly, this Lease or the leasehold estate hereby created or any interest in this Lease or in such leasehold estate as well as the fee estate in the leasehold Premises or any interest in such fee estate.

      16.09    Easements. Landlord reserves the right, from time to time, to grant easements and rights, make dedications, agree to restrictions and record maps affecting the Property as Landlord may deem necessary or desirable, so long as such easements, rights, dedications, restrictions, and maps do not unreasonably interfere with the use of the Premises by Tenant; and this Lease shall be subordinate to such instruments.

      16.10    Bind and Inure. The terms, provisions, covenants and conditions contained in this Lease shall bind and inure to the benefit of Landlord and Tenant, and, except as otherwise provided herein, their respective heirs, legal representatives, successors and assigns. If two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other business association to pay Rent and perform all other obligations hereunder shall be deemed to be joint and several. All agreements, covenants and indemnifications contained herein or made in writing pursuant to the terms of this Lease by or on behalf of Tenant shall be deemed material and shall survive expiration or sooner termination of this Lease.

      16.11    Remedies Cumulative; No Waiver. No remedy or election hereunder shall be deemed exclusive, but shall wherever possible, be cumulative with all other remedies at law or in equity. No waiver of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach of the same or any other provision. No waiver of any breach shall affect or alter this Lease, but each and every term, covenant and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach thereof. No reference to any specific right or remedy shall preclude the exercise of any other right or remedy permitted hereunder or that may be available at law or in equity. No failure by Landlord to insist upon the strict performance of any agreement, term, covenant or condition hereof, or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach, agreement, term, covenant or condition.

      16.12    Tenant's Financial Statements. Tenant shall furnish Landlord annually, within ninety (90) days after the end of each fiscal year of Tenant, copies of the balance sheets of Tenant, as at the close of such fiscal year, and statements of income and retained earnings of Tenant for such year, prepared in accordance with generally accepted accounting principles and audited by Tenant's independent certified public accountants. Tenant also agrees to furnish to Landlord within ten (10) days following Landlord's written request therefor, copies of such financial statements identified above as are then available and financial statements for the then current fiscal year prepared in accordance with generally accepted accounting principles on an unaudited basis certified as true and correct by such company's chief financial officer. Notwithstanding the foregoing, during any period that Tenant is a subsidiary of PC

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Connection, Inc. and PC Connection, Inc. is a publicly traded U.S. company and is the Guarantor hereunder with financial information which is publicly available through the U.S. Securities and Exchange Commission, Tenant shall not be required to provide any such financial statements.

      16.13    Attorney's Fees. If on account of any default by Tenant in Tenant's obligations under the terms of this Lease, it becomes necessary or appropriate for Landlord to employ attorneys or other persons to enforce any of Landlord's rights or remedies hereunder, Tenant shall pay upon demand as Additional Rent hereunder all reasonable fees of such attorneys and other persons and all other costs of any kind so incurred.

      16.14    Landlord Approvals. Whenever Tenant is required to obtain Landlord's consent hereunder, Tenant agrees to reimburse Landlord all out-of-pocket expenses incurred by Landlord, including reasonable attorney's fees in order to review documentation or otherwise determine whether to give its consent. Tenant shall pay Landlord's invoice for any such amounts within ten (10) days following Landlord's delivery of its invoice therefor. Any provision of this Lease which requires the Tenant to obtain Landlord's consent to any proposed action by Tenant shall not be the basis for an award of damages or give rise to a right of setoff on Tenant's behalf, but may be the basis for a declaratory judgment or injunction with respect to the matter in question.

      16.15    Landlord's Liability. Tenant shall look only to Landlord's estate in the Property (or the proceeds thereof) for the satisfaction of Tenant's remedies with respect to any liability, default or obligation of Landlord under this Lease or otherwise regarding Tenant's leasing, use and occupancy of the Premises pursuant hereto, including without limitation for the collection of any monetary obligation, judgment or other judicial process requiring the payment of money by Landlord. Neither Landlord nor any of its members, stockholders, officers, directors, partners, trustees, beneficiaries or employees shall be personally liable hereunder, nor shall any of its or their property, other than the Property, be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's said remedies. Landlord shall not under any circumstances be liable for any special, indirect or consequential damages of Tenant, including lost profits or revenues. No owner of the Property shall be liable under this Lease except for breaches of Landlord's obligations occurring while such party owns the Property.

      16.16    Time of Essence. TIME IS OF THE ESSENCE with respect to the due performance of the terms, covenants and conditions herein contained; provided, however, that no delay or failure to enforce any of the provisions herein contained and no conduct or statement shall waive or affect any of Landlord's rights hereunder.

      16.17    Submission. Submission of this instrument for examination does not constitute a reservation of or option for lease of the Premises, and it is not effective as a lease or otherwise until this Lease has been executed by both Landlord and Tenant and a fully executed copy has been delivered to each.

16.18 Governing Law. This Lease and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with the laws of the State of Connecticut.

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ARTICLE 17. EXTENSION RIGHT

      17.01    Right to Extend. Landlord grants Tenant the option to extend this Lease with respect to the entire Premises for two (2) additional periods of two (2) Lease Years (each, an "Extension Period") subject to each and all of the following terms and conditions (each, an "Extension Option"):

            (a)   No Assignment or Sublease. The Extension Options may not be exercised by, or assigned or otherwise transferred to any person or entity voluntarily or involuntarily, except the Tenant named in this Lease. The parties hereto agree that if Tenant assigns any of its interest in this Lease or subleases the Premises (or any portion thereof) to any person pursuant to Section 12.01(b), the Extension Options shall terminate immediately without the need for any act or notice by either party to be effective.

            (b)   Manner of Notice. Tenant shall have delivered to Landlord written notice (the "Extension Notice") of the exercise of the Extension Option not later than 180 days prior to the expiration of the current term of this Lease (with respect to the first Extension Option), and not later than 180 days prior to the expiration date of the first Extension Option (with respect to the second Extension Option), time being of the essence. If an Extension Notice is not so delivered, Tenant's Extension Option shall automatically expire.

            (c)   Effect of Default. Tenant's right to exercise each Extension Option shall be suspended at the election of Landlord during any period in which an Event of Default has occurred and is continuing, but the period of time within which the Extension Option may be exercised shall not be extended. Notwithstanding Tenant's due and timely exercise of any Extension Option, if, after such exercise and prior to the effective date of the Extension Option an Event of Default occurs under this Lease that is not cured within the applicable grace period, if any, Landlord shall have the right to cancel Tenant's exercise of the Extension Option by delivery of written notice to Tenant.

            (d)   New Rent. The Annual Base Rent for each Extension Period shall be equal to the greater of: (i) the Annual Base Rent payable during the final Lease Year of the original Term (with respect to the first Extension Period) and the Annual Base Rent payable during the final Lease Year of the first Extension Period (with respect to the second Extension Period), or (ii) the then prevailing fair market rental rate (such prevailing fair market rental rate, the "Market Rent") for Tenant's space; during the Extension Period the Additional Rent shall continue to be payable in the amount and manner as provided in the Lease with the same Base Taxes and Base Expense Year as established in Section 5.01 (except as set forth in the next sentence) and all of the terms, conditions and covenants of this Lease shall apply. If the Annual Base Rent for the Extension Period is determined under (ii) above because the Market Rent is greater than the Annual Base Rent applicable under (i), then Base Taxes and Base Expenses shall be the actual amount of Taxes and Operating Expenses for the last calendar year ending prior to the first Extension Period or second Extension Period, as applicable, and Market Rent shall be determined taking the same into account.

            (e)   Financial Condition. At the time Tenant exercises an Extension Option and at the beginning of the related Extension Period, Tenant and Guarantor shall each have a financial net worth as determined in accordance with generally accepted accounting principles (based upon current, detailed audited financial statements provided to Landlord) equal to or greater than their respective net worths on the date hereof. Guarantor shall extend its guaranty by the execution and delivery of documents in form and substance acceptable to Landlord. In addition, Landlord may require the delivery of an additional security deposit in connection with such extension of the Term. Neither Tenant nor Guarantor shall be obligated to provide any such financial statements during any period that Tenant is a subsidiary of PC Connection, Inc. and PC Connection, Inc. is a publicly traded U.S. company and is the Guarantor

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hereunder with financial information which is publicly available through the U.S. Securities and Exchange Commission.

      17.02    Market Rent Notice. If Tenant properly exercises its Extension Option, Landlord shall provide Tenant with written notice (the "Market Rent Notice") of the rate of the Market Rent (as determined by Landlord for a two (2) year term) and the Annual Base Rent for the Extension Period at least 90 days prior to the Expiration Date. Tenant shall respond in writing to Landlord within twenty (20) days following Landlord's delivery of its Market Rent Notice (the "Tenant Response Period") stating whether Tenant agrees or disagrees with the Annual Base Rent determined by Landlord. If the parties agree on the Annual Base Rent for the Extension Period during the Tenant Response Period, they shall execute an amendment to this Lease within ten (10) days stating the Extension Period, the Annual Base Rent and monthly rental and any related terms and conditions. Otherwise, the Market Rent shall be determined in accordance with Section 17.03.

      17.03    Dispute. If the parties are unable to agree on the Annual Base Rent for the Extension Period within the Tenant Response Period, the Market Rent shall be determined by appraisal as set forth below in order to establish the Annual Base Rent for the Extension Period and Landlord and Tenant shall be bound by the results of the appraisal. Notwithstanding the submission of the issue of Market Rent to appraisal, if such Annual Base Rent has not been established pursuant to Section 17.04 prior to the commencement of the subject Extension Period, Annual Base Rent for the next ensuing Lease Year of the Term shall be paid at the Annual Base Rent established by Landlord in its Market Rent Notice until the appraisal is completed. If, upon completion of the appraisal, it is determined that Market Rent is less or more than that set by Landlord, then an adjustment based upon such lower or greater rent shall be made based on the number of months therefor paid by Tenant but in no event shall rent be lower than that paid for the final Lease Year of the initial Term. In no event shall the extension of the Term be affected by the determination of the Annual Base Rent, such exercise of the Extension Option being fixed at the time at which Tenant delivers the Extension Notice.

17.04 Appraisal. When the terms of this Lease provide that Market Rent shall be determined by appraisal, the following appraisal procedures shall apply:

            (a)   Within five (5) business days following the end of the Tenant Response Period, each of Tenant and Landlord shall choose a real estate appraiser who is a member of the American Institute of Appraisers and has at least five (5) years' full time commercial appraisal experience in Fairfield County and shall notify the other party in writing of its selection. If a party does not appoint an appraiser within such five (5) day period, the single appraiser appointed shall be the sole appraiser and shall establish the Market Rent for the Extension Period;

            (b)   If the two (2) appraisers are appointed by the parties as stated above, they shall meet within five (5) business days following their appointment in accordance with "(a)" above, and the appraisers selected shall select a third appraiser meeting the qualifications as set forth in "(a)" above; if the two (2) appraisers fail to select the third appraiser within such time period, either of the parties to this Lease by giving ten (10) days' notice to the other party can apply to the then president of the county real estate board of Fairfield County, or to the presiding judge of the Superior Court of that county, for the selection of a third appraiser who meets the qualifications stated in "(a)" above. Each of the parties shall bear one half (1/2) of the cost of appointing the third appraiser and of paying the third appraiser's fee. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party;

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            (c)   Within fifteen (15) business days after their appointment, the appraisers shall determine the Market Rent for the Premises for the Extension Period, and shall notify Tenant and Landlord of such determination within three (3) days thereafter, which determination shall be final and binding upon Tenant and Landlord. If the appraisers are unable to agree upon the Market Rent, the Market Rent will be deemed to be the average of the Market Rents proposed by the appraisers, except that (i) if the lowest proposed fair market rent is less than 90% of the second to lowest proposed Market Rent, the lowest proposed Market Rent will automatically be deemed to be 90% of the second to lowest proposed Market Rent and (ii) if the highest proposed Market Rent is greater than 110% of the second to highest proposed Market Rent, the highest proposed Market Rent will automatically be deemed to be 110% of the second to highest proposed Market Rent;

(d) Landlord and Tenant shall each pay one-half (1/2) of the expense of the appraisers' fees.

            For the purpose of determining Market Rent, the parties shall use as a guideline the average rental rates for comparable space in the Building over the previous 3-month period, or if no comparable lease transactions have taken place during the past 3 months, then the guideline shall be the then market rent for similar available space in buildings of similar age and class in the same geographic area, the Fairfield County market.

      17.05    Amendment. Within ten (10) days following the establishment of the Market Rent and the resulting Annual Base Rent with respect to the subject Extension Period pursuant to the appraisal procedure set forth above, Landlord and Tenant shall execute an amendment to this Lease confirming the Annual Base Rent payable with respect to such Extension Period. Each such amendment shall set forth the Extension Period, the applicable Annual Base Rent and the monthly rental and any related terms and conditions.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease the day and year first above written.
WITNESSED BY:	LANDLORD:
/S/ FRANK HERZOG Signature of Witness Print Name: Frank Herzog	FAIRHAVEN INVESTORS LIMITED PARTNERSHIP By: Bergen of Connecticut, Inc.
/S/ VILMA GAETA Signature of Witness Print Name: Vilma Gaeta	By: /S/ ALBERT J. CORR Name: Albert J. Corr Title: Vice President
WITNESSED BY:	TENANT:
/S/ STEPHEN C. BALDRIDGE Signature of Witness Print Name: Stephen C. Baldridge	GOVCONNECTION CORPORATION
/S/ ROBERT B. PRATT Signature of Witness Print Name: Robert B. Pratt	By: /S/ GARY SORKIN Name: Gary Sorkin Title: President

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STATE OF Pennsylvania COUNTY OF Philadelphia	) ) )	ss. _________________

      On this the __7th__ day of May, 2003, before me, the undersigned officer, personally appeared _Albert J. Corr________, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged himself/herself to be the __Vice President______ of BERGEN OF CONNECTICUT, INC., a corporation, and that he/she, as such officer, being authorized so to do, executed the foregoing instrument as the free act and deed of the corporation as the General Partner of FAIRHAVEN INVESTORS LIMITED PARTNERSHIP for the purposes contained therein by signing the name of the corporation by himself/herself as such officer.

In witness whereof, I hereunto set my hand.
[Affix Notarial Seal]		_/S/ DIANE C. THOMAS Notary Public My Commission Expires: April 30, 2005

STATE OF NEW HAMPSHIRE COUNTY OF HILLSBOROUGH	) ) )	ss. Merrimack, April 30, 2003

      On this the 30th day of April, 2003, before me, the undersigned officer, personally appeared Gary Sorkin, who acknowledged himself to be the President of GOVCONNECTION CORPORATION, a MD corporation, and that he, as such President, being authorized so to do, executed the foregoing instrument as his free act and deed and the free act and deed of the corporation for the purposes contained therein by signing the name of the corporation by himself as such officer.

IN WITNESS WHEREOF, I hereunto set my hand.
[Affix Notarial Seal]		_/S/ DOLORES R. COLLINS Notary Public My Commission Expires: 1/20/04

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EXHIBIT A
Plan of Premises

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EXHIBIT B
Legal Description
2150 Post Road, Fairfield, Connecticut

      All that certain parcel of land with the improvements thereon as shown on a map entitled "Map of Property for Mill River Associates Limited Partnership, Fairfield, Conn., dated September 27, 1986 and revised June 1, 1988 and October 14, 1988 Scale: 1" = 20'", prepared by The Huntington Company, Engineering and Surveyors, Fairfield, Conn. Said parcel being bounded and described as follows:

      From a point of beginning in the northerly street line of the Post Road where the boundary separating land now or formerly of The Electric Storage Battery Co. from land herein described intersects the northerly CHD street line of the Post Road, which point of beginning is located 3.41 feet S 85O 00' 00" E of a CHD monument in the northerly street line of the Post Road.

Thence from said point of beginning N 6O 04' 40" E, 219.56 feet along land now or formerly of The Electric Storage Battery Co.;
Thence S 78O 16' 20" E, 188.89 feet along the Metro-North Commuter Railroad;
Thence S 5O 50' 50" W, 197.41 feet along land now or formerly of Saul Pollack; and
Thence N 85O 00' 00" W, 188.81 feet along the northerly CHD street line of the Post Road to the point of beginning.

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EXHIBIT C-1
Tenant's Space Plan

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EXHIBIT C-2
Landlord's Work Standards

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EXHIBIT D
CLEANING SPECIFICATIONS
2150 Post Road, Fairfield, Connecticut
TENANT AREAS
A. DAILY ON BUSINESS DAYS
1.	Empty all waste receptacles and remove waste material from the premises: change waste basket liners as necessary.
2.	Sweep all uncarpeted areas.
3.	Vacuum carpeting and rugs in all traffic and main areas.
4.	Spot clean glass on tenant entrance doors.
5.	Wipe all counter tops, sinks, and table tops.
6.	Upon completion of cleaning all lights will be turned off, doors locked, and alarms engaged if applicable, leaving the premises in an orderly condition.
B. WEEKLY
1.	Mop all uncarpeted areas.
2.	Hand dust and wipe clean horizontal surfaces, including furniture, window sills, door ledges, chair rails and counter tops, within normal reach and free of personal belongings, paperwork, etc.
3.	Wash all glass at tenant entrance doors and sidelights.
C. QUARTERLY
1.	Render high dusting not reached in nightly cleaning to include:
	a.	dusting of all pictures, frames, and charts
	b.	dusting of all ventilating and air conditioning louvers and grills
	c.	dusting of all Venetian blinds, hangings
2.	Spot clean carpets, rugs and V.C.T.
3.	Spot clean smears and smudges on walls, doors, frames, kick and push plates, handles and light switches.
D. YEARLY
1.	Window washing of both sides of exterior glass.
LAVATORIES
A. DAILY ON BUSINESS DAYS
1.	Sweep wash and rinse all floors thoroughly, using a disinfectant.
2.	Wash all basins, bowls, urinals, and shower stalls.
3.	Empty and clean paper towel and sanitary disposal receptacles. Replace liners back into receptacles. All liners to be provided by landlord.
4.	Refill tissue holders, soap dispensers, towel dispensers and sanitary dispensers. Materials are to be furnished by the landlord.
5.	A non-acidic sanitizing solution will be used in all lavatory cleaning.
6.	Wash and polish all mirrors, powder shelves, brightwork, flushometers, piping and toilet seat hinges, etc.
7.	Wash both sides of all toilet seats.
8.	Remove waste paper and refuse to designated areas on the premises.
B. WEEKLY
1.	Wash all partitions and walls.

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2.	Clean all air vents.
3.	Wipe down all high light fixtures.
4.	Check and refill, if necessary, all automatic deodorizing equipment.
C. QUARTERLY
1.	Machine scrub floors.
ELEVATORS
A. DAILY ON BUSINESS DAYS
1.	Clean interior walls, doors, and bright work, including ceiling.
2.	Vacuum floors.
3.	Clean door sills or tracks.
4.	Clean exterior elevator doors, and frames.
LOBBIES AND COMMON AREAS
A. DAILY ON BUSINESS DAYS
1.	Empty all waste baskets and change liners, empty exterior cigarette urns and ash trays. Remove waste material from premises.
2.	Vacuum rugs, mats and carpeted areas.
3.	Inspect carpet for spots and stains, removing where possible.
4.	Spot clean all interior glass in partitions and doors.
5.	Clean and sanitize drinking fountains.
6.	Damp mop lobby floor.
7.	Clean entrance glass doors on lobby floor both sides.
8.	Hand dust and wipe clean with treated cloths all furniture, window sills, railings, tenant directories and planters.
9.	Spot clean by damp wiping fingerprints, smears, smudges on walls, doors and frames.
10.	Clean any and all metal work surrounding building entrance doors.
B. WEEKLY
1.	Dust all artwork.
2.	Dust air vents.
C. MONTHLY
1.	Dust above hand height all surfaces, including light fixtures within reach of a step ladder.
2.	Dust all air grills and/or heating units.
3.	Dust fire extinguishers and hose cabinets.
D. QUARTERLY
1.	Strip and wax all resilient floors.
2.	Shampoo all common area carpeting.
3.	Machine scrub granite lobby floor.
MISCELLANEOUS
A. DAILY
1.	Report all maintenance deficiencies to building management i.e., inoperable light fixture, plumbing problems, roof leaks, etc.
B. WEEKLY
1.	Sweep, mop, or vacuum secondary stairs.
2.	Check supplies and order as necessary.

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C. MONTHLY
1.	Inspect and clean all utility closets.
2.	Shampoo elevator carpets, more frequently if necessary.

Should a tenant desire the cleaning contractor to do other than those duties specified herein, i.e. leave lights on, leave doors open, leave alarms off, don't vacuum, etc., the tenant must request this from building management who will instruct cleaning contractor on the following business day. Cleaning Specifications assumes typical 1st class office space layout and an occupancy load no greater than 1 person per 250 usable square feet. Higher density areas are subject to additional charge. Areas within tenant demised premises such as pantries, cafeterias, locker/fitness rooms, and computer/IT rooms, are considered specialty areas and are subject to additional charges.

END SPECIFICATIONS

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EXHIBIT E
RULES AND REGULATIONS 2150 Post Road, Fairfield, Connecticut

      1.    Wiring and Cabling. Landlord will direct Tenant as to where and how telephone, video, telecommunications, internet and data wiring and cabling are to be placed in the Building and Premises. No boring or cutting for wires will be allowed without the consent of Landlord.

      2.    Moving Restrictions. All freight, furniture, trade fixtures and personal property must be received and delivered through entrances to the Building designated for such purpose unless otherwise authorized by the Landlord, and only during such hours and in such elevators as Landlord may reasonably determine from time to time. Nothing shall be taken or moved in through the windows, nor shall anything be left outside the building on the window sills of the Premises.

      3.    Deliveries. In the moving, delivery of receipt of safes, freight, furniture, packages, boxes, crates, paper, office material, or any other matter or thing, Tenant shall use and shall cause its employees and contractors and any others making deliveries to the Premises to use hand trucks equipped with rubber tires, side guards and such other safeguards as Landlord shall reasonably require. No hand trucks shall be used in passenger elevators, and no such passenger elevators shall be used for moving, delivery or receipt of the aforementioned articles.

      4.    Building Security. All persons entering and/or leaving the Building during hours other than business hours may be required to sign a register. Landlord will notify each tenant if Landlord elects to institute a pass system outside of regular business hours. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the Rules and Regulations of the Building.

      5.    Right to Inspect. The Landlord, its agents and employees shall have access at reasonable times to perform their duties in the maintenance and operation of the Premises. Landlord reserves the right to inspect all objects and matter to be brought into the Building and to exclude from the Building all objects and matter which violate any of these Rules and Regulations or the Lease. Landlord may require any person leaving the Building with any package or other object or matter to submit a pass, listing such package or object or matter, from the tenant from whose premises the package or object or matter is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of such tenant. Landlord shall in no way be liable to Tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the Premises or the Building under the provisions of this Rule or the following Rule.

      6.    Parking Vehicles. Tenant shall comply with such rules and regulations governing parking as may be promulgated from time to time by Landlord, including, without limitation, rules and regulations requiring the parking of vehicles in designated spaces or areas or regarding the exclusion of other spaces or areas. Tenant will not store vehicles for extended periods of time in the parking garage.

7. Use of Common Areas. Tenant's use of the Common Areas shall be limited to access and parking purposes and under no circumstances shall Tenant be permitted to store any goods or equipment,

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conduct any operations or construct or place any improvements, barriers or obstructions in the Common Areas, or otherwise adversely affect the appearance thereof. Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, lobbies and stairways of the Building, and Tenant shall not use any of the same for any purpose other than for ingress to and egress from his respective Premises. No Tenant shall store any property outside the Premises.

      8.    Waste Handling and Disposal. Tenant agrees to handle and dispose of all rubbish, garbage, and waste from Tenant's operations in accordance with regulations established by Landlord and not permit the accumulation or burning of any rubbish or garbage in, or about any part of the Building. Any permitted corrosive, flammable or other special wastes shall be handled for disposal as directed by Landlord and strictly in accordance with all applicable law.

9. Roof Access. Neither Tenant nor its employees or invitees of Tenant shall go upon the roof of the Building or any of the mechanical, telephone or equipment rooms in the Building.

      10.    Building Systems. Heating, lighting and plumbing: The Landlord or his agent should be notified at once of any trouble with heating, lighting or plumbing fixtures. Tenants must not leave doors of the Premises unlocked at night.

11. other than for which they were constructed, or dispose of any garbage or other foreign substance therein, whether through the utilization of so-called "disposal" or similar units, or otherwise.

      12.    Electrical Systems. Tenant shall not install, operate or maintain in the Premises any electrical equipment which will overload the electrical system therein, or any part thereof, beyond its reasonable capacity for proper and safe operation as determined by Landlord in light of the over-all system and requirements therefor in the Building, or which does not bear underwriters' approval.

      13.    Cleaning Services. Tenant shall not permit window cleaning or other exterior maintenance and janitorial services in and for the Premises to be performed except by such person(s) as shall be approved by Landlord and except during reasonable hours designated for such purposes by Landlord.

      14.    Floor Load. Tenant shall not place a load upon any floor in the Premises exceeding the floor load per square foot of area which such floor was designed to carry and which is allowed by law. Landlord reserves the right to reasonably prescribe the weight and position of all business machines and mechanical equipment, including safes, which shall be placed so as to distribute the weight. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient, in Landlord's reasonable judgment, to absorb and prevent vibration, noise and annoyance. Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter or fixtures into or out of the Building without Landlord's prior consent. If such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant agrees to employ only persons holding a Master Rigger's License to do said work, and that all work in connection therewith shall comply with applicable laws and regulations.

      15.    No Interference with Building Services. Tenant shall not take or permit any action which would impair or interfere with any of the Building services or the proper and economic heating, cleaning, air conditioning or other servicing of the Building or the Demised Premises, or impair or interfere with or tend to impair or interfere with the use of any of the other areas of the Building by occasion or discomfort, annoyance or inconvenience to, Landlord or any other tenants or occupants of the Building.

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Tenant shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system and if requested by Landlord shall lower and close drapes and curtains when the sun's rays fall directly on the windows of the Premises.

      16.    Permits. If any governmental license or permit shall be required for the property and lawful conduct of Tenant's business in the Premises, or any part thereof, and if failure to secure such license or permit would in any affect Landlord, then Tenant, at its expense, shall duly procure and thereafter maintain such license or permit and submit the same inspection by Landlord. Tenant shall at all times comply with the terms and conditions of each such license or permit, and failure to procure and maintain same by Tenant shall not affect Tenant's obligations hereunder.

      17.    Fire Hazards. Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material, or use any method of heating or air-conditioning other than that supplied by Landlord. No Tenant shall use any method of heating other than that provided for in the Tenant's lease.

      18.    No Alterations. Tenant shall not change (whether by alteration, replacement, rebuilding or otherwise) the exterior color and/or architectural treatment of the Premises or of the Building in which the same are located, or any part thereof. Tenant shall not install any awnings or curtains, blinds, shades or screens in, on or outside the Premises which are visible to public view outside the Premises.

      19.    Obstructions. Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may be visible from outside the Premises. Tenant shall not cover or obstruct the sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the common areas of the Building.

      20.    Door Locks. Tenant shall not alter any lock nor install any new or additional locks or any bolts on any door of the Premises, except with the prior consent of Landlord. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of offices, rooms and toilet rooms which shall have been furnished Tenant or which Tenant shall have had made, and in the event of loss of any keys so furnished, shall pay the Landlord therefor.

      21.    Union Labor. Tenant shall not contract for any work or service which might involve the employment of labor incompatible with the Building employees or employees of contractors doing work or performing services by or on behalf of Landlord or with the terms and conditions of any collective bargaining agreement to which Landlord or Landlord's agents or contractors may be a party.

      22.    Animals. Tenant shall not bring in, keep or permit to be brought in or kept, any animals, fish or birds at the Premises or the Building, nor shall Tenant install any aquarium or similar water-containing device at the Premises.

      23.    Bicycles. Tenant shall not permit any bicycles, motorcycles, mopeds or other vehicles be brought in or kept in or about the Premises or the Building. All bicycles and other motorized vehicles shall be parked in areas designated by Landlord at the Building.

      24.    Vending Machines. No vending machine or machines of any description shall be installed, maintained or operated outside the Premises without the written consent of Landlord. Should tenants desire vending machines of any type within their Premises, such vending machines shall be provided, maintained and serviced by Landlord or Landlord's designee.

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25. No Soliciting. Tenant shall not disturb, solicit, or canvass any occupant of the Building and shall cooperate to prevent same.
26. No Liens. Tenant shall not subject any fixtures, furnishings or equipment in or on the Premises and affixed to the realty, to any mortgages, liens, conditional sales agreements or encumbrances.

      27.    Advertising. Tenant shall not advertise the business, profession or activities of Tenant conducted in the Building in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining to such business, profession or activities or, which in Landlord's reasonable judgment, tends to impair the reputation of the Building or its desirability as a building for offices. Landlord shall have the right to prohibit any advertising by any Tenant which, in Landlord's opinion, tends to impair the reputation of the building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising. Tenant shall not use the name of the building or its owner in any advertising without the express prior written consent of the Landlord. Tenant shall not use any picture or likeness of the Building in any circulars, notices, advertisements or correspondence.

      28.    Prohibited Uses. Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a public stenographer or public typist, or for the warehousing, manufacture or sale to the general public of beer, wine, liquor, or drugs; for rendition of medical, dental or other diagnostic or therapeutic services; as a barber, beauty or manicure shop; as an employment bureau; or for the preparation, dispensing or consumption of food and beverages in any manner not consistent with office use. Tenant shall not use the Premises or any part thereof, or permit the Premises or any part thereof to be used, for sale at retail or auction of merchandise, goods or property of any kind, except for promotional purposes, or for manufacturing, printing or electronic data processing, except for the operation of normal business office reproducing or printing equipment and other business machines for Tenant's own requirements at the Premises; provided that such use shall not exceed that portion of the mechanical or electrical capabilities of the Building equipment allocable to the Premises.

Landlord's Initials: /S/ AC	Tenant's Initials: /S/ GS

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